Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND HAS BEEN MARKED WITH "[***]" TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

PURCHASE CONTRACT

FOR PURCHASE OF GOODS AND SERVICES

Between

SHELL GLOBAL SOLUTIONS DEUTSCHLAND GmbH

and

Gevo, Inc.

CW793874

TABLE OF CONTENTS

SECTION I – FORMATION OF CONTRACT		3

1	SIGNATORIES	4

SECTION II – DEFINITIONS AND INTERPRETATION		5

1	DEFINITIONS	5

SECTION IIIA – SPECIAL TERMS AND CONDITIONS		10

1	PURCHASE ORDERS	10

2	REQUIREMENTS PERTAINING TO SCOPE	10

3	REQUIREMENTS PERTAINING TO GOODS	11

4	[INTENTIONALLY DELETED]	12

5	COMPENSATION, PAYMENT, AND INVOICING	12

6	QUALITY ASSURANCE	13

7	ACCESS TO COMPANY SYSTEMS, INFORMATION, OR INFRASTRUCTURE	13

8	VARIATIONS	13

9	INSPECTIONS, TESTING, AND ACCEPTANCE OF SCOPE	13

Page | 1

10	REMEDIAL ACTIONS	14

11	ADDITIONAL TERMS	14

SECTION IIIB – GENERAL TERMS AND CONDITIONS		18

1	PERFORMANCE	18

2	TAXES	18

3	LIENS	18

4	SUSPENSION	19

5	TERMINATION	19

6	LIQUIDATED DAMAGES	19

7	LIABILITIES AND INDEMNITIES	21

8	INSURANCE	21

9	COMPLIANCE WITH APPLICABLE LAWS, BUSINESS PRINCIPLES, AND HSSE STANDARDS	26

10	CONFIDENTIALITY	27

11	INTELLECTUAL PROPERTY	30

12	FINANCIAL AND PERFORMANCE AUDIT	31

13	RELATIONSHIP OF PARTIES	31

14	CONTRACTOR PERSONNEL AND SUBCONTRACTING	31

15	ASSIGNMENT	32

16	FORCE MAJEURE	32

17	NOTICES	32

18	GOVERNING LAW, DISPUTE RESOLUTION AND REMEDIES	33

19	ADDITIONAL LEGAL PROVISIONS	34

SECTION IV - SCOPE DESCRIPTION		36

SECTION V - SCHEDULE OF PRICES		42

SECTION VI - INSURANCE REQUIREMENTS		47

SECTION VII - HSSE REQUIREMENTS		48

Page | 2

SECTION I – FORMATION OF CONTRACT

THIS PURCHASE CONTRACT IS MADE ON 16 August 2024

BETWEEN:

SHELL GLOBAL SOLUTIONS DEUTSCHLAND GmbH,

whose registered office is at Hohe Schaar Str 36, 21107 Hamburg, Germany (“COMPANY”),

and

GEVO, INC.

whose registered office is at 345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112 (“CONTRACTOR”),

THE PARTIES AGREE AS FOLLOWS

(a)            SCOPE is described in part as supply by CONTRACTOR to COMPANY of certain products, as such products are defined as the GOODS and are described in more detail in the CONTRACT in Section IV (Scope Description).

(b)            The CONTRACT PRICE is set out in the Section V (Schedule of Prices).

(c)            The CONTRACT is effective on the date first written above and will terminate on 31 December 2027, unless terminated earlier pursuant to the terms of Section IIIB, Article 6 of this CONTRACT.

(d)            Notices under the CONTRACT must be made in the manner set out in Article 18 of Section IIIB and delivered:

To COMPANY:

SHELL GLOBAL SOLUTIONS DEUTSCHLAND GmbH

Hohe Schaar Str 36, 21107 Hamburg, Germany

Attn: Legal Department

To CONTRACTOR:

GEVO, INC.

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112.

Attn: Legal Department

[Signatures follow on next page]

Page | 3

2              SIGNATORIES

For and on behalf of SHELL GLOBAL SOLUTIONS DEUTSCHLAND GmbH

/s/ Matthias Mundt
Name: Matthias Mundt
Position: GM Fuels Tech Future Mobility Portfolio

/s/ Michael Diederichs
Name: Michael Diederichs
Position: Country Controller DE

For and on behalf of Gevo, Inc.

/s/ Damien Perriman
Name: Damien Perriman
Position: Chief Business Development Officer

Page | 4

SECTION II – DEFINITIONS AND INTERPRETATION

1              DEFINITIONS

Capitalised words and expressions have the following meanings when interpreting the CONTRACT:

ACCEPTANCE: COMPANY accepts SCOPE in writing or is deemed to have accepted SCOPE in the manner specified by the CONTRACT.

AFFILIATE: in reference to a PERSON, any other PERSON that: (a) directly or indirectly controls or is controlled by the first PERSON; or (b) is directly or indirectly controlled by a PERSON that also directly or indirectly controls the first PERSON. A PERSON controls another PERSON if that first PERSON has the power to direct or cause the direction of the management of the other PERSON, whether directly or indirectly, through one or more intermediaries or otherwise, and whether by ownership of shares or other equity interests, the holding of voting rights or contractual rights, by being the general partner of a limited partnership, or otherwise. Any AFFILIATE of Shell plc is an AFFILIATE of COMPANY.

AGENCY PERSONNEL: those CONTRACTOR PERSONNEL who are not direct employees, but are working under the direct control and supervision of CONTRACTOR GROUP.

ANTI-CORRUPTION LAWS: the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010, and all other APPLICABLE LAWS that prohibit tax evasion, money laundering or otherwise dealing in the proceeds of crime or the bribery of, or the providing of unlawful gratuities, facilitation payments, or other benefits to, any GOVERNMENT OFFICIAL or any other PERSON.

APPLICABLE DATA PROTECTION LAW: all APPLICABLE LAWS related to the protection of PERSONAL DATA, the processing of such information, and security requirements for and the free movement of such information.

APPLICABLE LAWS: all statutes, ordinances, laws, regulations, by-laws, rules, codes, certifications, decrees, directions, licenses, consents, permits, authorizations, approvals, judgments, orders, or treaties or conventions, or any interpretation or administration of the foregoing, that are issued, required, accepted, ratified or adopted by any AUTHORITIES having jurisdiction over COMPANY GROUP or CONTRACTOR GROUP, any portion of any WORKSITE, or the performance of SCOPE, and which are now-existing or which may be amended or enacted during the performance of the CONTRACT.

AUTHORITIES: the government of any country, state, province, territory, county, municipality, or other legally-constituted authority, or other political subdivision, instrumentality, ministry, agency, or department thereof, or a court, tribunal, arbitrator, board, commission, or similar authority, which has jurisdiction over COMPANY GROUP or CONTRACTOR GROUP, any portion of any WORKSITE, or the performance of SCOPE.

BOOKS AND RECORDS: books, accounts, contracts, records, and documentation, in electronic format, or otherwise, in respect of the CONTRACT and performance of SCOPE.

Page | 5

COMPANY GROUP: COMPANY and: (a) any AFFILIATE of COMPANY; and (b) any director, officer, employee, or other individual working under the direct control and supervision of COMPANY or the AFFILIATES of COMPANY. A reference to COMPANY GROUP includes a reference to each of its members severally.

COMPANY PROVIDED ITEMS: items of materials, equipment, services, or facilities, provided by COMPANY to CONTRACTOR to perform SCOPE.

CONFIDENTIAL INFORMATION: data, software and all technical, commercial, financial, legal or other information, and items that record such data, software or information disclosed by or on behalf of COMPANY GROUP to CONTRACTOR GROUP, all WORK PRODUCT, PERSONAL DATA, and SCOPE, and the terms of the CONTRACT.

CONSEQUENTIAL LOSS: (a) indirect or consequential losses; and (b) loss and/or deferral of production, loss of product, loss of use, and loss of revenue, profit, or anticipated profit, whether direct, indirect, or consequential, and whether or not the losses were foreseeable at the time of entering into the CONTRACT.

CONTRACT: the PURCHASE CONTRACT formed by Section I, this Section II, Sections III - VII which follow, and each PURCHASE ORDER.

CONTRACT PRICE: the total amount payable by COMPANY to CONTRACTOR in accordance with the CONTRACT for any particular quantity of SCOPE.

CONTRACTOR EQUIPMENT: any machinery, plant, tools, equipment, goods, materials, supplies, and other items (including all appropriate associated spare parts, storage containers, packing, and securing) owned or contracted for by CONTRACTOR GROUP, provided title has not passed and will not pass to COMPANY under the CONTRACT.

CONTRACTOR GROUP: CONTRACTOR and: (a) its SUBCONTRACTORS; (b) any AFFILIATE of CONTRACTOR or its SUBCONTRACTORS; and (c) any director, officer, employee, other PERSON or AGENCY PERSONNEL employed by or acting for and on behalf of CONTRACTOR, its SUBCONTRACTORS, or the AFFILIATES of CONTRACTOR and its SUBCONTRACTORS. A reference to CONTRACTOR GROUP includes a reference to each of its members severally.

CONTRACTOR PERSONNEL: any individual provided by CONTRACTOR GROUP, whether directly or indirectly, and assigned to work in connection with the performance of SCOPE, whether or not an employee of CONTRACTOR GROUP.

CO-VENTURER: any PERSON who is a party to a JOINT VENTURE, joint operating agreement, unitisation agreement, production sharing arrangement or similar agreement or arrangement solely for the purposes of such JOINT VENTURE, agreement or arrangement with COMPANY or any of its AFFILIATES. A reference to CO-VENTURERS includes a reference to each CO-VENTURER severally and to its respective successors and permitted assigns.

FORCE MAJEURE EVENT: the events qualifying as a force majeure event as expressly set out in the CONTRACT.

Page | 6

GOODS: the products listed in Section IV (and Section V) of the CONTRACT, as such list of products may be amended from time to time by mutual agreement of the parties.

GOVERNMENT OFFICIAL: (a) any official or employee of any government, or any agency, ministry, or department of a government (at any level); (b) anyone acting in an official capacity for a government regardless of rank or position; (c) any official or employee of a company wholly or partially controlled by a government (e.g. a state-owned oil company), political party, or any official of a political party; (d) any candidate for political office, or any officer or employee of a public international organisation (e.g. the United Nations or the World Bank); and (e) any immediate family member (meaning a spouse, dependent child, or household member) of any of the foregoing.

GROSS NEGLIGENCE: any act or failure to act (whether sole, joint, or concurrent) that is so great as to cause harm to people, property, or the environment and that: (a) seriously and substantially deviates from a diligent course of action; or (b) is in reckless disregard of or wanton indifference to a risk known or so obvious that it should have been known.

HSSE STANDARDS: (a) all HSSE policies, manuals, standards, rules, and procedures, as adopted by CONTRACTOR, designed to manage HSSE risks during performance of SCOPE under the CONTRACT; (b) all APPLICABLE LAWS relating to HSSE; and (c) to the extent applicable to the SCOPE, any other rules and procedures (whether issued by COMPANY GROUP or otherwise) in force at a relevant COMPANY GROUP WORKSITE at the time of performance of SCOPE.

INDEMNIFY: release, save, indemnify, defend, and hold harmless.

INDIRECT TAXES: any of the following: (a) value added tax; (b) goods and services tax; or (c) sales tax or a similar levy.

INSOLVENCY EVENT: if a PERSON: (a) stops or suspends, or threatens to stop or suspend, payment of all or a material part of its debts, or is unable to pay its debts as they fall due; (b) ceases or threatens to cease to carry on all or a substantial part of its business; (c) begins negotiations for, starts any proceedings concerning, proposes or makes any agreement for the reorganisation, compromise, deferral, or general assignment of, all or substantially all of its debts; (d) makes or proposes an arrangement for the benefit of some or all of its creditors of all or substantially all of its debts; (e) takes any step with a view to the administration, winding up, or bankruptcy of that PERSON; (f) is subject to an event in which all or substantially all of its assets are subject to any steps taken to enforce security over those assets or to levy execution or similar process, including the appointment of a receiver, trustee in bankruptcy, or similar officer; or (g) is subject to any event under the law of any relevant jurisdiction that has an analogous or equivalent effect to any of the INSOLVENCY EVENTS listed above.

IP RIGHTS: patents, copyrights (including rights in computer software), database rights, design rights and rights in proprietary technical information and know-how, trade secrets and inventions, trademarks, service marks and design marks, all whether registered or not and including all applications for any of them and all equivalent rights in all parts of the world, whenever and however arising for their full term, and including any divisions, re-issues, re-examinations, continuations, continuations-in-part, and renewals.

Page | 7

JOINT VENTURE: any entity: (a) which itself is not an AFFILIATE OF COMPANY; (b) in which an AFFILIATE OF COMPANY has a direct or indirect ownership interest; and (c) the activities of which are related to SCOPE.

LIABILITIES: liabilities for all claims, losses, damages, costs (including legal fees), and expenses.

LIENS: liens, attachments, charges, claims, or other encumbrances against SCOPE or property of COMPANY GROUP.

LIQUIDATED DAMAGES: amounts agreed in the CONTRACT, that CONTRACTOR must pay to COMPANY if certain events or obligations as specified in the CONTRACT are not achieved or not timely achieved.

OTHER CONTRACTOR: any other contractor engaged by COMPANY GROUP to perform work at the WORKSITE.

PERSON: a natural person or a legal entity, including any partnership, limited partnership, limited liability company, corporation, firm, trust, body corporate, government, governmental body or agency, or unincorporated venture.

PERSONAL DATA: any information relating to an identified or identifiable individual, unless otherwise defined under APPLICABLE LAWS.

PURCHASE ORDER: a written order issued from COMPANY to CONTRACTOR to purchase SCOPE.

RESTRICTED JURISDICTION: countries or states that are subject to comprehensive economic or trade sanctions, restrictions or embargoes (as may be amended by the relevant AUTHORITIES from time to time).

RESTRICTED PARTY: (i) any PERSON resident, established or registered in a RESTRICTED JURISDICTION; (ii) any PERSON classified as a US Specially Designated National or otherwise subject to blocking sanctions under TRADE CONTROL LAWS; (iii) any AFFILIATES of such PERSONS; and (iv) any PERSON acting on behalf of a PERSON referred to in the foregoing.

SCOPE: activities and obligations described on Section IV as the SCOPE to be performed by or on behalf of CONTRACTOR under this CONTRACT.

SHELL CONTRACTOR: a PERSON acting as contractor of an AFFILIATE of COMPANY.

SOFTWARE: any software forming part of SCOPE or necessary for the intended use of SCOPE, including, as applicable, the database and all machine codes, binaries, object codes or source codes, whether in a machine or human readable form, and all improvements, modifications, and updates, flow charts, logic diagrams, passwords, and output tapes, and any future updates, releases, and generally available associated software items, together with the licence to use them or ownership rights in them.

SPECIFICATIONS: the target chemical, visual, volume, mass or other properties of any of the GOODS as specified for the subject GOODS in Section IV of this CONTRACT.

Page | 8

STANDARDS OF PRACTICE: with reference to SCOPE and the performance of SCOPE, the sound standards, methods, skill, care, techniques, principles, and practices that are recognised and generally accepted in the international energy industry.

SUBCONTRACT: any contract between CONTRACTOR and a SUBCONTRACTOR or between a SUBCONTRACTOR and another SUBCONTRACTOR of any tier for the performance of any part of SCOPE, including any call off under framework agreements of COMPANY or an AFFILIATE of COMPANY and supply agreements for materials.

SUBCONTRACTOR: any party to a SUBCONTRACT, other than COMPANY and CONTRACTOR, including any employers of AGENCY PERSONNEL (except as explicitly provided otherwise).

TAXES: all taxes, duties, levies, import, export, customs, stamp or excise duties (including clearing and brokerage charges), charges, surcharges, withholdings, deductions, or contributions that are imposed or assessed by any competent authority of the country where SCOPE is performed or any other country in accordance with APPLICABLE LAWS.

TRADE CONTROL LAWS: all APPLICABLE LAWS concerning trade or economic sanctions or embargoes, RESTRICTED PARTY lists, trade controls on the import, export, re-export, transfer or otherwise trade of goods, services, software, or technology, including those of the European Union, the United Kingdom and the United States of America.

VARIATION: a modification or alteration of, addition to, or deletion of, all or part of SCOPE.

VARIATION ASSESSMENT: a proposal prepared by CONTRACTOR in respect of a VARIATION in which it provides full detail of the following: (a) the impact of the proposed VARIATION on SCOPE; (b) a detailed schedule for the performance of adjusted SCOPE; (c) the effect on the CONTRACT PRICE (if any), determined in accordance with the CONTRACT; and (d) any other information COMPANY concludes is necessary for its evaluation.

VARIATION ORDER: a written order for a VARIATION authorised by COMPANY.

WILFUL MISCONDUCT: a deliberate act or omission, the consequences of which were foreseen or foreseeable, that was intended to cause harm to people, property, or the environment.

WORK PRODUCT: any and all information, reports, data, databases, drawings, computer programs (including source code, object code and documentation), semi-conductor topography, mask work, spread sheets, presentations, analyses, results, conclusions, findings, solutions, calculations, studies, concepts, codes, manuals, inventions, models, designs, prototypes, magnetic data, flow charts, recommendations, working notes, specifications or other information, documents, materials, or GOODS which arises or is made, created, generated or discovered under the CONTRACT, in connection with SCOPE.

WORKSITE: lands, waters, and other places on, under, in, or through which SCOPE or activities in connection with SCOPE are to be performed, including manufacturing, fabrication, or storage facilities, offshore installations, floating construction equipment, vessels, offices, workshops, camps, or messing facilities. WORKSITE does not include any lands, waters, or other places used during transportation to and from WORKSITES.

Page | 9

SECTION IIIA – SPECIAL TERMS AND CONDITIONS

1               PURCHASE ORDERS

1.1           Requirements Relating to PURCHASE ORDERS

(a)            SCOPE is to be purchased through PURCHASE ORDERS. Each PURCHASE ORDER, after its acceptance by CONTRACTOR, is a stand-alone contract between the parties to the PURCHASE ORDER. Each PURCHASE ORDER incorporates the terms of this CONTRACT. COMPANY is obligated to place, and CONTRACTOR is required to accept, certain PURCHASE ORDERS as specified in Article 3.A. of Section IV of this CONTRACT.

(b)            No terms in CONTRACTOR’s confirmation accepting the PURCHASE ORDER, invoice or similar document will form part of the agreement between the parties. CONTRACTOR waives any right to rely on such terms and conditions.

(c)            Except for the identification of the COMPANY and CONTRACTOR, the date and number of PURCHASE ORDER, SCOPE being ordered, quantity of each SCOPE, date for delivery of each SCOPE, applicable price from Section V for each SCOPE, and amounts due indicated on a PURCHASE ORDER, no other preprinted or other terms of any PURCHASE ORDER form part of the PURCHASE ORDER unless such other term(s) is/are specifically accepted by both Parties,

1.2           Additional Issuers

(a)            AFFILIATES of COMPANY may issue PURCHASE ORDERS for SCOPE in their own name. For PURCHASE ORDERS issued by AFFILIATES of COMPANY, references to “COMPANY” in this CONTRACT will refer to the issuer of the PURCHASE ORDER. Only the issuer of the PURCHASE ORDER will have any liability in connection with that PURCHASE ORDER.

2               REQUIREMENTS PERTAINING TO SCOPE

2.1            Obligations and Reservations Related to SCOPE

(a)            This CONTRACT is non-exclusive. COMPANY may acquire same or similar SCOPE from other suppliers, and CONTRACTOR may supply same or similar SCOPE to other customers.

2.2            Timeliness

(a)            Time is of the essence for the performance of SCOPE.

(b)            Without excusing CONTRACTOR’s obligation to perform on time, CONTRACTOR will give COMPANY prompt notice in writing if CONTRACTOR has reason to expect any delay in the performance of SCOPE.

2.3            Preparation for and Execution of SCOPE

(a)            CONTRACTOR has agreed to perform SCOPE after it has conducted reasonable due diligence in connection with COMPANY’s intended use for SCOPE. CONTRACTOR has investigated general and local conditions, and all other matters that could affect the performance of SCOPE.

Page | 10

(b)            CONTRACTOR has received all information reasonably necessary to perform SCOPE under the CONTRACT. CONTRACTOR will promptly review information supplied by COMPANY and give prompt notice of issues of correctness or sufficiency.

2.4           CONTRACTOR’s Documentation Supporting SCOPE

(a)            CONTRACTOR will provide COMPANY all documentation reasonably required to make use of SCOPE. CONTRACTOR guarantees that its information provided as SCOPE or in support of SCOPE is complete, accurate, and up-to-date.

3               REQUIREMENTS PERTAINING TO GOODS

3.1           GOODS Warranties

(a)            CONTRACTOR warrants that each of the GOODS supplied in connection with the performance of SCOPE will be:

(i)    delivered free and clear of all liens and, or deficiency of title;

(ii)   new on delivery, unless otherwise specified in Section IV; and

(iii)  upon delivery, conform to the applicable SPECIFICATIONS or within the range of applicable "Acceptable Deviation" of the SPECIFICATIONS if and when applicable, all as specified in Section IV and Section V of the CONTRACT.

(b)            Unless a different period is specified in Section IV of the CONTRACT, COMPANY must notify CONTRACTOR of an alleged defect of GOODS within one month of COMPANY’s ACCEPTANCE of GOODS. As used in this CONTRACT, the term "defect" means, with respect to GOODS, the GOODS fail to meet the warranty set forth in Article 3.1(a) of this Section IIIA of this CONTRACT above and COMPANY notified CONTRACTOR of such failure within the foregoing time.

(c)            The warranties set out in this Article 3.1(a) of Section IIIA of the CONTRACT are in lieu of all other, and CONTRACTOR hereby disclaims all other, guarantees, representations and warranties of any kind whatsoever under this CONTRACT concerning the SCOPE, whether expressed or implied and howsoever arising, whether by statute, common law, custom, usage, or otherwise, including the implied warranties of merchantability, fitness for particular purpose and against infringement.

3.2           Delivery, Risk, and Title to GOODS

(a)            CONTRACTOR retains risk of loss of and damage to the GOODS until (i) delivery is complete in accordance with the INCOTERMS in any case where INCOTERMS are specified in Section IV; or (ii) otherwise when COMPANY takes physical possession of the GOODS.

(b)            Title to the GOODS will pass to COMPANY at the earlier of: (i) risk of loss of and damage to the GOODS passing to COMPANY; or (ii) as COMPANY makes payment for the GOODS.

(c)            However, CONTRACTOR retains risk of loss of and damage to GOODS that are properly rejected by COMPANY as not in compliance with Article 3.1(a) of this Section IIIA of this CONTRACT.

Page | 11

3.3           Packaging and Shipping Documentation of GOODS

(a)            CONTRACTOR will pack the GOODS so that they may be transported and unloaded safely. CONTRACTOR represents that, on delivery, the GOODS will have been (i) packaged and labelled in accordance with the SPECIFICATIONS and APPLICABLE LAWS and (ii) accurately described and classified in the shipping documentation that accompanies the delivery in accordance with all APPLICABLE LAWS.

4              [INTENTIONALLY DELETED]

5               COMPENSATION, PAYMENT, AND INVOICING

5.1            Consideration

(a)            COMPANY agrees to pay the CONTRACT PRICE to CONTRACTOR in the currency requested by COMPANY, if not otherwise specified in the Schedule of Prices, and at the times and in the manner specified in this Article. The CONTRACT PRICE is all-inclusive except for value added tax or sales tax.

5.2           Invoicing and Payment

(a)            CONTRACTOR will invoice for GOODS upon shipment of GOODS to COMPANY from a WORKSITE, except as otherwise provided in Section IV.

(b)            COMPANY will pay CONTRACTOR any undisputed amount in US Dollars within 30 days after receipt of a correct and adequately supported invoice. An invoice is considered unsupported when COMPANY cannot reasonably verify the legitimacy or accuracy of the invoice using the information provided by CONTRACTOR or if supporting documentation is missing.

(c)            COMPANY may use certain electronic tools and services for transmission of PURCHASE ORDERS, notifications of completion of SCOPE, invoicing, payment of invoices, and other related transactions. CONTRACTOR may, but is not obligated to, use such tools .

(d)            Payment of an invoice is not:

(i)     by itself an accord and satisfaction, or otherwise a limitation of the rights of the parties in connection with the matter; or

(ii)    ACCEPTANCE of SCOPE.

5.3           Disputed Invoices and Adjustments

(a)            If COMPANY disputes an invoice, COMPANY may withhold payment of any disputed part of an invoice and pay only the undisputed part. COMPANY may, on notice to CONTRACTOR, set off any liabilities between CONTRACTOR and COMPANY arising out of the CONTRACT to the extent either CONTRACTOR agrees with such liabilities or such liabilities have been finally determined to exist as a result of the dispute resolution process set forth in Article 18 of Section IIIB of this CONTRACT.

Page | 12

6              QUALITY ASSURANCE

6.1           Minimum Requirements

(a)            CONTRACTOR must have quality assurance plans or methods in place adequate to support its performance of SCOPE.

7               ACCESS TO COMPANY SYSTEMS, INFORMATION, OR INFRASTRUCTURE

7.1           Access to COMPANY Systems, Information, or Infrastructure

(a)            Any access to COMPANY GROUP’s information technology, or resources (including COMPANY’s infrastructure), will require CONTRACTOR to sign and comply with COMPANY’s standard terms and conditions for access and security, unless otherwise agreed in writing.

8              VARIATIONS

8.1           Initiating VARIATIONS

(a)            COMPANY may request, or CONTRACTOR may initiate, a VARIATION ASSESSMENT. CONTRACTOR is not entitled to a VARIATION for matters that were included in SCOPE, or matters that CONTRACTOR agreed to perform or should take into account in connection with the CONTRACT. COMPANY may accept the VARIATION ASSESSMENT by issuing a VARIATION ORDER, or reject the VARIATION ASSESSMENT.

9               INSPECTIONS, TESTING, AND ACCEPTANCE OF SCOPE

9.1           Inspections and Testing of SCOPE

(a)            To confirm SCOPE complies with the CONTRACT, CONTRACTOR will perform all tests and inspections required by the CONTRACT and APPLICABLE LAWS ..

9.2           ACCEPTANCE of SCOPE

(a)            CONTRACTOR intends to request ACCEPTANCE (but its failure to do so will not be a breach of the CONTRACT): i) of GOODS upon completion of delivery; or ii) of SERVICES upon completion of SCOPE.

(b)            Where any SCOPE has not been accepted or rejected by COMPANY in writing, ACCEPTANCE will be deemed to have occurred i) if COMPANY has not responded within 45days of CONTRACTOR's request for ACCEPTANCE, or ii) once that part of SCOPE is put into commercial use by COMPANY GROUP or otherwise becomes a Shell Product (as defined in Article 8.2(b) of Section IIIB of the CONTRACT), or iii) the later of (A) 60 days after delivery if CONTRACTOR has not requested ACCEPTANCE or (B) COMPANY pays the invoice for the associated SCOPE.

(c)            COMPANY may reject, i.e., indicate its non-ACCEPTANCE, of GOODS only if either (i) the GOODS do not meet the warranty of Article 3.1(a) of this Section IIIA or (ii) delivery of the GOODS are delayed more than the maximum time for delay permitted in Section IV for the subject GOODs. ACCEPTANCE does not limit or waive any remedies.

Page | 13

10            REMEDIAL ACTIONS

10.1         Required Remedial Actions in the Event of Defects in SCOPE

(a)            If defects in SCOPE are proven, CONTRACTOR will provide a plan to remedy the defects, including by modification or replacement of the SCOPE delivered, and will remedy the defects in an expeditious manner.

(b)            CONTRACTOR’s warranties to COMPANY against defects are assignable.

(c)            Without prejudice to other remedies, where: (i) emergency situations or other HSSE risks require the immediate performance of remedial actions; (ii) CONTRACTOR presents a plan which does not provide for expeditious remedy of the defects; or (iii) CONTRACTOR does not complete  the actions according to the agreed schedule and the GOODS may reasonably be modified in way that will meet their SPECIFICATIONS, COMPANY may perform or, subject to any confidentiality obligations under the CONTRACT, have a third party perform some or all of the remedial actions that involve such modification (but not replacement) of the SCOPE delivered, and CONTRACTOR will pay or promptly reimburse COMPANY for all costs CONTRACTOR would have been liable for under the CONTRACT for the defects in SCOPE.

11            SUSTAINABILITY

11.1         Sustainability Requirements

(a)            CONTRACTOR shall not knowingly source renewable components or feedstock for which the cultivation, production, collection or processing has involved the use of child labour or forced labour in violation of the UN Universal Declaration of Human Rights and/or the International Labour Organization Declaration on Fundamental Principles and Rights at Work.

(b)            CONTRACTOR shall not knowingly source renewable components or feedstock that have been cultivated, produced or processed in such a way that can cause direct or indirect negative impacts to communities without assessing and mitigating the potential impacts. Potential negative impacts may include, but are not limited to:

(i)     Conflicts related to statutory or customary land rights of Indigenous Peoples and others within communities.

(ii)    Involuntary displacement of communities or involuntary relocation of activities important to the culture or livelihoods of communities.

(iii)   Displacement of feedstock or land that may hold cultural significance to indigenous or traditional communities.

(c)             For renewable components or feedstock originating from Agricultural/Energy Crops:

(i)     CONTRACTOR shall not knowingly source renewable components or feedstock that have been cultivated, produced or processed in key biodiversity areas or protected areas where doing so is legally prohibited, including but not limited to the following areas:

(A)            The World Conservation Union “IUCN” Category I-VI protected areas.

Page | 14

(B)            Wetlands of International Importance designated under the Ramsar Convention.

(C)            Natura 2000 sites as determined under the European Birds and Habitats Directives.

(D)            Important Bird Areas (IBAs) as defined by Birdlife International, and

(E)            Biosphere Reserves designated under the UNESCO Man and the Biosphere Programme.

(ii)    CONTRACTOR shall not knowingly source renewable components or feedstock that have been cultivated, produced or processed on areas of land that were high carbon stock, including but not limited to, primary forests or peatlands (regardless of depth), after January 2008.

(iii)   CONTRACTOR shall not knowingly source renewable components or feedstock that have involved the use of open burning techniques for land preparation, conversion or clearing, except in specific situations as identified in the ASEAN Guidelines, comparable guidelines in other regions, or as required where manual sugarcane harvesting is necessary.

(d)            For renewable components or feedstock originating from Wastes & Residues (excluding forestry):

(i)     CONTRACTOR shall not knowingly source renewable components or feedstock that have been produced from material that has been incorrectly or deliberately classified as a waste, or material whose use has not respected the waste hierarchy.

(ii)    CONTRACTOR shall not knowingly source renewable components or feedstock that contain substances that are listed on the Rotterdam Convention (on the Prior Informed Consent Procedure for Certain Hazardous Chemicals and Pesticides in International Trade), Stockholm Convention (on Persistent Organic Pollutants) and the Basel Convention.

(iii)   CONTRACTOR shall not knowingly source renewable components or feedstock whose collection or processing results in a contribution to release to the atmosphere of substances listed, or proposed to be listed, in the Montreal Protocol on substances that deplete the ozone layer.

(iv)   CONTRACTOR shall not knowingly source renewable components or feedstock that are derived from endangered species (CITES), or the production of which has involved inhumane animal treatment or non-compliance with any national, regional or local animal welfare laws.

(v)    CONTRACTOR shall make commercially reasonable efforts to ensure bio-security and to prevent the spread of pathogens through the supply chain.

(vi)   CONTRACTOR shall not knowingly source renewable components or feedstock from agricultural wastes and residues whose production has involved (or removal of which would facilitate) a net loss of soil, soil carbon or soil organic matter.

Page | 15

(vii)  In the case of manure, CONTRACTOR shall make commercially reasonable efforts to prevent sourcing of renewable components containing persistent agrochemicals listed, or proposed to be listed, under the Stockholm Convention and/or whose labelling disallows affected residues entering compost or mulch streams.

(viii)In the case of manure, CONTRACTOR shall ensure that farms are compliant with ISO/TS 34700:2016 for animal welfare management for animals bred or kept for the production of food or feed (e.g. National FARM Animal Care for US dairy farms) or equivalent.

(ix)   CONTRACTOR shall not knowingly source renewable components or feedstock, the production of which has involved, non-compliance with any national, regional or local water quality permit and/or water quality standard or regulation.

(e)            For renewable components or feedstock originating from Forestry Products & Residues:

(i)     CONTRACTOR shall not knowingly source renewable components or feedstock that have originated from primary forests. Designated areas, if defined by the Government as mandatory for deforestation (fire-breaks, pest control), will be accepted on a case by case basis.

(ii)    CONTRACTOR shall not knowingly source renewable components or feedstock that have been produced or processed from clear cut harvesting as defined by local regulation.

(iii)   CONTRACTOR shall not knowingly supply renewable components or feedstock from regions where the growth: drain ratios are <1.

(f)             CONTRACTOR warrants to COMPANYCOMPANY that at the time of loading the GOODS, CONTRACTOR is in full compliance with this Article.

(g)            CONTRACTOR will maintain a programme that supports COMPANY’S sustainability objectives, which for purposes of this CONTRACT, are those described in Section IV as achieving the CI Target. At COMPANY’S request CONTRACTOR will provide information documenting CONTRACTOR’s sustainability programme for review by COMPANY.

11.2         Supplier and Product Certification

(a)            In this Article, “Supplier” shall mean the producer and/or originator of the renewable components or feedstock.

(b)            For each delivery pursuant to this Article, CONTRACTOR shall provide the following data to COMPANY:

(i)     Renewable component feedstock type; and

(ii)    country of origin of the feedstock.

(c)            In respect of renewable components or feedstock generated from palm (including palm wastes), South American soy or sugarcane, CONTRACTOR shall only provide such bio-components that are certified by the Relevant International Body (‘RIB’), that being the RSPO (Roundtable for Sustainable Palm Oil) for palm, the RTRS (Roundtable on Responsible Soy) for soy, or Bonsucro for sugar cane, or the Roundtable on Sustainable Biomaterials or the International Sustainability & Carbon Certification (ISCC) in substitution for any of the aforementioned RIB’s, or from a Supplier who:

Page | 16

(i)     holds current membership of the aforementioned Relevant International Bodies; and

(ii)    maintains membership of and complies with the code of conduct set by the RIB throughout the duration of this CONTRACT.

(d)            In respect of renewable components or feedstock generated from forestry products and residues, CONTRACTOR shall only provide such renewable components that are certified by the Relevant International Body (‘RIB’), that’s being the Forest Stewardship Council (FSC), the International Sustainability and Carbon Certification (ISCC; Plus module), the Roundtable for Sustainable Biomaterials (RSB), the Sustainable Biomass Program (SBP) or the Programme for Endorsement of Forest Certification (PEFC).

(e)            CONTRACTOR shall inform COMPANY immediately if it reasonably considers that its Supplier’s membership of the RIB has been revoked or is likely to be revoked or terminated.

11.3         Compliance and Audit

(a)            CONTRACTOR shall:

(i)     ensure its compliance with all applicable laws and regulations with respect to the operation of any plantation, farm, production, collection or processing facility within the supply chain in respect of the GOODS for which CONTRACTOR has controlling ownership or direct control; and

(ii)    exercise reasonable endeavours to ensure that its Suppliers in the supply chain in respect of the GOODS are in compliance with this Article.

(b)            COMPANY may request an audit for any elements of or Supplier in the supply chain by giving not less than 30 calendar days written notice to CONTRACTOR. If in the reasonable opinion of COMPANY there has been a breach of this Article, then the period of notice given by COMPANY under this sub-Article may be reduced to 10 calendar days.

(c)            CONTRACTOR shall exercise reasonable endeavors to ensure that its Suppliers grant audit rights under this Article to COMPANY or its nominee.

(d)            Where an audit is carried out under this Article, it shall be carried out at COMPANY’s cost, by an independent auditor accredited by an organisation performing social, environmental and sustainable development accreditation according to the ISO 17000 series of standards and guides. The scope of the audit shall be agreed by COMPANY, CONTRACTOR and relevant supplier and based on the principles of the relevant RIB.

12            ADDITIONAL TERMS

12.1         Reserved.

Page | 17

SECTION IIIB – GENERAL TERMS AND CONDITIONS

1              Reserved.

2              PERFORMANCE

2.1           Business Performance Reviews

(a)            CONTRACTOR will participate with COMPANY in business performance reviews to discuss HSSE performance, CONTRACTOR's financial condition and other key performance indicators (KPIs) applicable to the SCOPE, in each case, to the extent such reviews are described in Section IV of the CONTRACT.

(b)            The frequency of business performance reviews will occur as outlined in Section IV of the CONTRACT.

3              TAXES

3.1           CONTRACTOR TAXES

(a)            CONTRACTOR will be responsible for payments of all TAXES, and any interest, fines, or penalties for which CONTRACTOR GROUP is liable for:

(i)     income, profits, assumed profits, capital gains, turnover, or supply arising directly or indirectly from the performance of SCOPE;

(ii)    wages and salaries , and all other remuneration or compensation paid directly or indirectly to CONTRACTOR PERSONNEL in performance of the CONTRACT in the country where SCOPE is performed or any other country; and

(iii)   import or export of CONTRACTOR EQUIPMENT, or the movement of CONTRACTOR PERSONNEL across national or territorial boundaries (including, for example, visa or passport fees) related to performance of SCOPE.

(b)            CONTRACTOR will ensure that any SUBCONTRACT has terms and conditions relating to TAXES similar to those provided in this Article.

3.2           INDIRECT TAXES

(a)            If INDIRECT TAXES apply, CONTRACTOR will add them to the invoice as a separate item, and COMPANY will pay them in addition to the CONTRACT PRICE.

3.3            Withholding

(a)            Where required under APPLICABLE LAWS, COMPANY will (i) withhold and pay over to AUTHORITIES, TAXES from amounts payable to CONTRACTOR, (ii) furnish CONTRACTOR with proof of payment of such TAXES promptly, and (iii) pay to CONTRACTOR the stated amount payable under this CONTRACT (after such withholding) plus such additional amount necessary to ensure that COMPANY receives an amount equal to such stated amount had no such withholding been required.

Page | 18

(b)            If CONTRACTOR holds a valid exemption certificate, it will provide copies or further information to substantiate an entitlement to avoid the withholding, which COMPANY may then rely on to apply the exemption.

4              LIENS

4.1           No LIENS Permitted

(a)            CONTRACTOR warrants good and clear title to SCOPE supplied.

(b)            CONTRACTOR will not permit CONTRACTOR GROUP to place any LIENS or claim any LIENS and will immediately notify COMPANY and promptly remove any LIENS by CONTRACTOR GROUP.

5              RESERVED.

6               TERMINATION

6.1           Termination by COMPANY for cause

(a)            COMPANY may terminate the CONTRACT in its entirety for cause by written notice with immediate effect if:

(i)     in connection with performance of the CONTRACT, CONTRACTOR GROUP breaches its own Business Principles or, if it has no equivalent principles, Shell's Business Principles;

(ii)    CONTRACTOR GROUP violates ANTI-CORRUPTION LAWS, applicable competition laws, or TRADE CONTROL LAWS;

(iii)   CONTRACTOR GROUP becomes a RESTRICTED PARTY; or

(iv)   CONTRACTOR is subject to an INSOLVENCY EVENT.

(v)    CONTRACTOR fails to provide or maintain any security required by the CONTRACT, or a party providing a guarantee or bond under the CONTRACT is subject to an INSOLVENCY EVENT;

(vi)   if applicable, the cap on LIQUIDATED DAMAGES for delay has been reached;

(vii)  CONTRACTOR has abandoned or repudiated the CONTRACT in writing; or

(viii) CONTRACTOR wilfully delays or demonstrates the intention not to continue performance of the CONTRACT.

(b)            COMPANY may terminate the CONTRACT in its entirety for cause if CONTRACTOR has materially breached the terms of the CONTRACT and CONTRACTOR has not remedied such material breach within no less than 30 days from the date of written notice of the breach from COMPANY to the CONTRACTOR.

(c)            COMPANY may terminate this CONTRACT in its entirety for certain delays in delivery of the GOODS known as 2GFuel as described in Article 3.D. of Section IV of the CONTRACT

Page | 19

6.2           Termination by COMPANY for Change in [***]Regulations

(a) COMPANY may, with 90 days' prior written notice, terminate the CONTRACT for convenience but only if [***] (as defined in Section IV of the CONTRACT) is changing their regulations/requirements and such change materially and adversely impacts COMPANY's need for SCOPE.

6.3           Termination by CONTRACTOR for cause

(a)            CONTRACTOR may terminate the CONTRACT in its entirety if COMPANY fails to pay an undisputed amount to CONTRACTOR that is properly presented, due, and payable for more than 60 days after the date due and the amount exceeds $300,000, subject to:

(i)     CONTRACTOR giving COMPANY written notice specifying the unpaid amount and requiring it to be paid within a further period of 14 days of such notice; and

(ii)    COMPANY failure to cure or provide proper grounds for non-payment during the notice period.

(b)            Where non-payment constitutes the exercise of a valid set-off right, the termination right under Article 6.3(a) will not apply.

(c)            CONTRACTOR may terminate the CONTRACT in its entirety for cause if COMPANY has materially breached the terms of the CONTRACT and COMPANY has not remedied such breach within no less than 30 days of written notice of the breach from CONTRACTOR to the COMPANY.

6.4           Certain Effects of Termination.

(a)            Upon termination of this CONTRACT, (i) CONTRACTOR will promptly cease performance of all SCOPE, (ii) all PURCHASE ORDERS accepted before termination but against which any of the SCOPE therein has not been delivered before the time of termination shall be deemed cancelled (but the terms of the PURCHASE ORDER and this CONTRACT continue to apply to any SCOPE delivered before termination), and (iii) all PURCHASE ORDERS placed but not yet accepted shall be deemed rejected and cancelled.

(b)            The following provisions will survive termination of this CONTRACT for any reason and remain in effect after termination in accordance with their terms, if and as applicable: Section II and Articles 3, 6.4, 6.5, 7, 8, 10.4, 10.5, 10.8, 11, 13.2, 14, 16, 18, 19, and 20 of this Section IIIB and any other provisions specifically stated in this CONTRACT to remain in effect after termination of this CONTRACT.

6.5           Compensation in the Event of Termination

(a)            If COMPANY terminates the CONTRACT pursuant Article 6.1 of this Section IIIB above, (i) COMPANY will determine and pay (subject to valid set offs) the amounts owed to CONTRACTOR for SCOPE performed in accordance with the CONTRACT and (ii) subject to Article 6.5(c) below, any Milestone Prepayment Amounts not credited against the invoices for the sale of 2G Fuel (as described in Article 6 of Section V of this CONTRACT) must be refunded by CONTRACTOR to COMPANY within 30 days after COMPANY's request.

Page | 20

(b)            If CONTRACTOR terminates this CONTRACT pursuant to Article 6.3 or COMPANY terminates the CONTRACT pursuant to Article 6.2 of this Section IIIB above, COMPANY will pay to CONTRACTOR:

(i)     the amounts owed to CONTRACTOR for SCOPE performed in accordance with the CONTRACT; plus

(ii)    reasonable and auditable costs that CONTRACTOR has incurred before termination or that cannot be avoided after termination.

(c)            The Prepayment Milestone Amount in the amount of $407,680 paid by COMPANY to CONTRACTOR before the Effective Date of the Contract is creditable (as provided in Article 6 of Section V, if and as applicable), but is not refundable for any reason.

7               LIQUIDATED DAMAGES

7.1           Liquidated Damages

(a)            Where any LIQUIDATED DAMAGES are set out in the CONTRACT, the following applies:

(i)     unless expressly provided otherwise in the CONTRACT, payment of LIQUIDATED DAMAGES will not relieve CONTRACTOR from its obligations to complete SCOPE in accordance with the CONTRACT.

(ii)    the imposition of LIQUIDATED DAMAGES shall be without prejudice to any rights and remedies COMPANY may have under the applicable law.

(iii)   the PARTIES agree the LIQUIDATED DAMAGES are not excessive.

(iv)   CONTRACTOR shall not be liable for any LIQUIDATED DAMAGES under this CONTRACT where the CONTRACTOR can show that the incident was caused by a FORCE MAJEURE EVENT or caused by the COMPANY.

8              LIABILITIES AND INDEMNITIES

8.1           Reserved.

8.2           LIABILITIES for People

(a)            LIABILITIES for personal injury, death, or disease to any person, arising in connection with the CONTRACT caused by (i) SERVICES will be and remain those of CONTRACTOR if and as determined in accordance with APPLICABLE LAW and (ii) GOODS before (but not after) delivery will be and remain those of CONTRACTOR. Subject to the terms of this Article 8, CONTRACTOR will INDEMNIFY COMPANY GROUP for such LIABILITIES.

(b)            LIABILITIES for personal injury, death, or disease to any person, arising in connection with the CONTRACT caused by (i) SERVICES will be and remain those of COMPANY if and as determined in accordance with APPLICABLE LAW and (ii) GOODS upon and after (but not before) delivery will be and remain those of COMPANY. Subject to the terms of this Article 8, COMPANY will INDEMNIFY CONTRACTOR GROUP for such LIABILITIES. Such LIABILITIES of COMPANY include any LIABILITIES arising from any use or modification of any SCOPE by or on behalf of any member of the COMPANY GROUP or any mixture, material or product that is made using any of the SCOPE alone or as a component or any service sold or otherwise provided, by or on behalf of any member of the COMPANY GROUP (any of the foregoing, a "Shell Product").

Page | 21

8.3            CONTRACTOR GROUP Property and Pollution

(a)            CONTRACTOR will INDEMNIFY COMPANY GROUP for LIABILITIES arising from, relating to or in connection with CONTRACTOR'S performance or non-performance of the CONTRACT, in respect of:

(i)     damage to or loss of:

(A)            property of CONTRACTOR GROUP, including CONTRACTOR EQUIPMENT, except while in COMPANY GROUP'S care, custody, or control;

(B)            COMPANY PROVIDED ITEMS while in CONTRACTOR GROUP’s care, custody, or control;

(C)            property for which the CONTRACT provides that CONTRACTOR GROUP has the risk of loss until such risk of loss passes to COMPANY, if applicable; and

(ii)    pollution or contamination originating from (A) premises or property of CONTRACTOR GROUP, including CONTRACTOR EQUIPMENT; and (B) COMPANY PROVIDED ITEMS while in CONTRACTOR GROUP’s care, custody, or control.

8.4           Reserved.

8.5           COMPANY GROUP Property and Pollution

(a)            COMPANY will INDEMNIFY CONTRACTOR GROUP for LIABILITIES arising from, relating to or in connection with COMPANY'S performance or non-performance of the CONTRACT in respect of:

(i)     damage to or loss of:

(A)            property of CONTRACTOR GROUP, including CONTRACTOR EQUIPMENT, while in COMPANY GROUP's care, custody or control;

(B)             property owned by COMPANY GROUP (except for COMPANY PROVIDED ITEMS while in CONTRACTOR GROUP’s care, custody, or control, or for which the CONTRACT provides that CONTRACTOR GROUP has the risk of loss);

(C)             property of any Person who is sold or otherwise supplied, directly or indirectly, any GOODS after delivery or any Shell Product; and

(ii)    pollution or contamination emanating from (A) premises or property of COMPANY GROUP (except for COMPANY PROVIDED ITEMS while in CONTRACTOR GROUP’s care, custody, or control); or (B) COMPANY GROUP’s well or reservoir; or (C) any Person's use of any GOODS after delivery or any Shell Product.

Page | 22

8.6           Indemnity for Own CONSEQUENTIAL LOSS

(a)            COMPANY will INDEMNIFY CONTRACTOR GROUP for LIABILITIES for COMPANY GROUP’s own CONSEQUENTIAL LOSS unless caused by WILFUL MISCONDUCT of any PERSON in CONTRACTOR GROUP.

(b)            CONTRACTOR will INDEMNIFY COMPANY GROUP for LIABILITIES for CONTRACTOR GROUP’s own CONSEQUENTIAL LOSS unless caused by WILFUL MISCONDUCT of any PERSON in COMPANY GROUP.

(c)            A party’s own CONSEQUENTIAL LOSS does not include:

(i)     LIABILITIES to third parties;

(ii)    LIQUIDATED DAMAGES; or

(iii)   other compensation that the CONTRACT explicitly provides for one party to recover from the other, where applicable.

8.7           Applicability of Obligations to INDEMNIFY

(a)            Subject to the following clauses (b) and (c) of this Article 8.7, the requirements above for a party to INDEMNIFY for LIABILITIES arising from, relating to or in connection with performance or non-performance of the CONTRACT for people, property, pollution, or CONSEQUENTIAL LOSS apply apply:

(i)     to the maximum extent permitted by APPLICABLE LAWS;

(ii)     regardless of the negligence (except GROSS NEGLIGENCE), breach of statutory or other duty, or other fault of the indemnified party not listed in the following clause (b).

(b)            The requirements above for a party to INDEMNIFY for LIABILITIES arising from, relating to or in connection with performance or non-performance of the CONTRACT for people, property, pollution, or CONSEQUENTIAL LOSS do not apply to :

(i)     LIABILITIES that did not arise in connection with the CONTRACT or that are unrelated to the SCOPE of the CONTRACT;

(ii)    LIABILITIES caused by GROSS NEGLIGENCE or WILFUL MISCONDUCT of (A) any PERSON in CONTRACTOR GROUP or (B) any PERSON in COMPANY GROUP;

(iii)   LIABILITIES in case the loss or damage is attributable to an infringement of duties essential to the implementation of the CONTRACT or performance of which the parties may therefore rely on, in case of a breach of a guarantee; or

(iv)   fines, punitive or exemplary damages, or penalties payable by CONTRACTOR GROUP or COMPANY GROUP; or

Page | 23

(v)    LIABILITIES of a party arising from disclosure of the CONFIDENTIAL INFORMATION of the other party in breach of the terms of this CONTRACT and LIABILITIES of a party related to the violation of the other party's IP RIGHTS

(c)            Neither party excludes or limits its LIABILITIES to the other party to the extent they may not be excluded or limited under APPLICABLE LAWS.

8.8           Conflicts or Precedents

(a)            In the event of any conflict between COMPANY’s or CONTRACTOR's obligation to INDEMNIFY for LIABILITIES provided above in this Article 8, and provisions elsewhere in the CONTRACT, the allocation of such LIABILITIES (and corresponding limitations) in this Article 8 will prevail, unless such other provision specifically states otherwise.

8.9           LIABILITIES to Third Parties

(a)            Except to the extent other indemnity provisions in this CONTRACT apply:

(i)     CONTRACTOR will INDEMNIFY COMPANY GROUP for LIABILITIES to third parties arising from, relating to or in connection with the performance or non-performance of the CONTRACT, to the extent of and in proportion to the negligence, breach of statutory or other duty, or other fault of CONTRACTOR GROUP;

(ii)    COMPANY will INDEMNIFY CONTRACTOR GROUP for LIABILITIES to third parties arising from, relating to or in connection with (A) the performance or non-performance of the CONTRACT, to the extent of and in proportion to the negligence, breach of statutory or other duty, or other fault of COMPANY GROUP or (B) any Shell Product.

(b)            For the purpose of this Article, “third party” means any party that is not a PERSON in COMPANY GROUP or CONTRACTOR GROUP.

8.10         Notification

(a)            If either party becomes aware of any incident likely to give rise to a claim under the above INDEMNITIES, that party will notify the other party, and both parties will cooperate fully in the investigation of the incident.

8.11         Mutual Waiver and Indemnity

(a)            This mutual waiver and indemnity provision applies:

(i)      if COMPANY GROUP has any agreements with any OTHER CONTRACTORS that may be relevant to SCOPE or such agreements are performed at a WORKSITE where CONTRACTOR GROUP is performing SCOPE; and

(ii)    to the extent such agreements include similar obligations as those provided in this sub-article requiring OTHER CONTRACTORS to directly or indirectly INDEMNIFY CONTRACTOR GROUP.

Page | 24

(b)            If this mutual waiver and indemnity provision applies, CONTRACTOR will INDEMNIFY OTHER CONTRACTOR GROUPS for LIABILITIES arising from relating to or in connection with the performance or non-performance of the CONTRACT in respect of:

(i)     damage to or loss of property owned by CONTRACTOR GROUP, including CONTRACTOR EQUIPMENT; and

(ii)    CONSEQUENTIAL LOSS of CONTRACTOR GROUP.

(c)            These indemnities apply in all those cases (including instances of negligence) that govern the applicability of CONTRACTOR’s obligation to INDEMNIFY for its property or its CONSEQUENTIAL LOSS as set out in this Article.

(d)            CONTRACTOR will ensure that its insurers will waive any rights of recourse and subrogation rights against OTHER CONTRACTOR GROUPS in respect of the indemnities given by CONTRACTOR to OTHER CONTRACTOR GROUPS in this mutual waiver and indemnity provision.

(e)            Indemnities given by CONTRACTOR to OTHER CONTRACTOR GROUPS under this mutual waiver and indemnity provision are intended to be enforceable by those OTHER CONTRACTOR GROUPS. If APPLICABLE LAWS do not allow OTHER CONTRACTOR GROUPS to enforce any of these indemnities, COMPANY is entitled to enforce the indemnities against CONTRACTOR on OTHER CONTRACTOR’s behalf.

8.12        CONTRACTOR Maximum Limitation of Liability.

(a)            CONTRACTOR’s LIABILITIES will not exceed an amount equal to the total of all amounts pursuant to any accepted PURCHASE ORDER, as such total is calculated at the time of the allegation(s) leading to the LIABILITIES, subject to the remainder of this Article 8.12.

(b)            CONTRACTOR’s liability will not be limited by this Article for any LIABILITIES arising in connection with CONTRACTOR’s obligations in the following areas and these amounts will not be counted in assessing whether the limitation has been reached:

(i)     CONTRACTOR's responsibilities to pay its TAXES;

(ii)    CONTRACTOR's responsibilities to remedy defects in title and LIENS;

(iii)   Article 9.1 of Section IIIB;

(iv)   Article 10 of Section IIIB;

(v)    Article 11 of Section IIIB.

(c)            CONTRACTOR’s LIABILITIES will not be limited by this Article in respect of:

Page | 25

(i)     a deliberate refusal to provide SCOPE to COMPANY in breach of the CONTRACT in favour of other commercial opportunities;

(ii)    claims based on WILFUL MISCONDUCT of any member of CONTRACTOR GROUP;

(iii)   claims based on GROSS NEGLIGENCE of any member of CONTRACTOR GROUP’s managerial or senior supervisory personnel;

(iv)   illegal or unlawful acts of any member of CONTRACTOR GROUP; or

(v)    any LIABILITIES that cannot be excluded or limited under APPLICABLE LAWS.

9              INSURANCE

9.1           Requirements

(a)            Prior to performing SCOPE, CONTRACTOR will arrange and maintain at its own expense at least the types and limits of insurance specified in Section VI (INSURANCE REQUIREMENTS) of this CONTRACT throughout the duration of the CONTRACT.

(b)            COMPANY may require CONTRACTOR to provide certificates of insurance, evidence of policy exclusions and endorsements acceptable to COMPANY, or other proof of insurance. COMPANY GROUP reviewing or accepting any certificate, insurer, or terms or limits of insurance proposed by CONTRACTOR GROUP, will not relieve CONTRACTOR GROUP of any obligations or LIABILITIES.

9.2           Excess Insurance

(a)            All insurance limits included in the INSURANCE REQUIREMENTS may be fulfilled through any combination of primary and excess (umbrella) insurance obtained in accordance with this Article.

9.3           Reserved.

9.4           Reserved.

9.5           SUBCONTRACTORS

(a)            Where any SUBCONTRACTOR is performing any part of the CONTRACT, CONTRACTOR will ensure that insurance specified in the SUBCONTRACTS is consistent with the requirements of this Article. SUBCONTRACTORS are not required to arrange insurances duplicating insurance CONTRACTOR or COMPANY has agreed to provide.

9.6           Notice and Replacement

(a)            CONTRACTOR will notify COMPANY of any cancellation or material change to the terms of any insurance required by the terms of this Article 9 within seven days of receipt of the insurer’s notification to that effect. If CONTRACTOR fails to maintain any insurance required by the terms of this Article 9, COMPANY will have the right to procure the insurance, set off the costs against amounts owed to CONTRACTOR, and require prompt repayment by CONTRACTOR.

9.7           Deductibles and Precedence

(a)            CONTRACTOR is responsible for paying all deductibles on the insurances stipulated in the INSURANCE REQUIREMENTS and all insurances are primary in relation to insurance COMPANY GROUP may have in place, without right of contribution from any COMPANY GROUP insurance.

Page | 26

10            COMPLIANCE WITH APPLICABLE LAWS, BUSINESS PRINCIPLES, AND HSSE STANDARDS

10.1         APPLICABLE LAWS

(a)            CONTRACTOR represents that it is familiar with and will comply, and ensure that CONTRACTOR GROUP complies, with APPLICABLE LAWS in the CONTRACTOR GROUP'S performance of the CONTRACT.

(b)            COMPANY represents that it is familiar with and will comply, and ensure that COMPANY GROUP complies, with APPLICABLE LAWS in the COMPANY GROUP'S performance of the CONTRACT.

10.2         Business Principles

(a)            CONTRACTOR acknowledges that it has actual knowledge of:

(i)      the Shell General Business Principles, available at www.shell.com/sgbp, and the Shell Supplier Principles, available at www.shell.com/suppliers;

(ii)     the Shell Code of Conduct, available at http://www.shell.com/codeofconduct; and

(iii)    the Shell Global Helpline, available at http://www.shell.com/globalhelpline.

(b)            CONTRACTOR agrees that CONTRACTOR GROUP will in performance of the CONTRACT adhere to and notify COMPANY of violations of CONTRACTOR's business and supplier principles if equivalent to COMPANY's principles contained in the Shell General Business Principles and Shell Supplier Principles. Where CONTRACTOR does not have equivalent principles, COMPANY’s principles will apply.

(c)            If CONTRACTOR GROUP supplies staff that work on behalf of COMPANY or represent COMPANY, CONTRACTOR commits that the staff supplied will behave in a manner that is consistent with the Shell Code of Conduct.

10.3          Anti-Bribery and Corruption

(a)            CONTRACTOR and COMPANY each represents to the other party that, in connection with this CONTRACT and related matters:

(i)      the representing party is knowledgeable about ANTI CORRUPTION LAWS and will comply with those laws; and

(ii)     neither it nor any of its AFFLIATES has made, offered, authorised, or accepted, and will not make, offer, authorise, or accept, any payment, gift, promise, or other advantage, whether directly or through any other PERSON, to or for the use or benefit of any GOVERNMENT OFFICIAL or any other PERSON where that payment, gift, promise, or other advantage would: (A) comprise a facilitation payment; or (B) violate the relevant ANTI CORRUPTION LAWS.

(b)            A party will immediately notify the other party if such first party receives or becomes aware of any matter that is prohibited by the preceding paragraph.

Page | 27

(c)            CONTRACTOR and COMPANY will maintain adequate internal controls and procedures to ensure compliance with ANTI CORRUPTION LAWS, including the ability to demonstrate compliance through adequate and accurate recording of transactions in its BOOKS AND RECORDS.

(d)            Each party will have the right to confirm compliance with ANTI CORRUPTION LAWS and record keeping by audit of the other party. Each party will keep BOOKS AND RECORDS available for audit while the CONTRACT is in effect and thereafter for five years following termination of the CONTRACT.

10.4         Export and Trade Controls

(a)             CONTRACTOR and COMPANY will comply with all applicable TRADE CONTROL LAWS applicable to SCOPE. Each party will provide to the other party any existing data requested by the other party and reasonably necessary for such other party to comply with TRADE CONTROL LAWS applicable to SCOPE.

(b)            CONTRACTOR will ensure that, except with the prior written consent of COMPANY: (i) COMPANY PROVIDED ITEMS are not exported, provided, or made available, to any RESTRICTED JURISDICTION or RESTRICTED PARTIES; (ii) CONTRACTOR PERSONNEL with access to COMPANY GROUP’s technical information, information technology resources (including COMPANY GROUP’s infrastructure), or COMPANY GROUP WORKSITES, are not RESTRICTED PARTIES or nationals of a RESTRICTED JURISDICTION; (iii) CONTRACTOR will not utilise SUBCONTRACTORS that are RESTRICTED PARTIES; and (iv) CONTRACTOR will not source any of the goods, SOFTWARE or technology in SCOPE to be delivered or supplied to COMPANY under the CONTRACT, directly or indirectly, from RESTRICTED PARTIES or a RESTRICTED JURISDICTION.

(c)            COMPANY will ensure that: (i) none of the SCOPE delivered by CONTRACTOR to COMPANY is thereafter exported, provided, or made available, to any RESTRICTED JURISDICTION or RESTRICTED PARTIES; and (ii) COMPANY PERSONNEL with access to CONTRACTOR'S technical information, information technology resources or facilities of COMPANY are not RESTRICTED PARTIES or nationals of a RESTRICTED JURISDICTION.

10.5         PERSONAL DATA Protection

(a)             For purposes of this sub-article, the following terms have the following meanings:

(i)      "DATA CONTROLLER" means the PERSON that alone or jointly with others determines the purposes and means of the PROCESSING of PERSONAL DATA;

(ii)     "PROCESSING" means any operation that is performed on PERSONAL DATA, whether or not by automatic means, such as collection, recording, storage, organization, alteration, use, disclosure (including the granting of remote access), transmission or deletion of PERSONAL DATA;

(iii)    "SELL" means renting, releasing, disclosing, disseminating, making available, transferring, or otherwise communicating orally, in writing, or by electronic or other means, PERSONAL DATA for monetary or other valuable consideration.

Page | 28

(b)            The parties may provide each other with PERSONAL DATA in the course of the performance of the CONTRACT, the PROCESSING and transfer of which will be done in accordance with APPLICABLE DATA PROTECTION LAW and the CONTRACT.

(c)             For the avoidance of doubt neither PARTY will process, SELL, retain, use or disclose the PERSONAL DATA for any purpose other than for the specific purpose of performing SCOPE, or as required or permitted by APPLICABLE DATA PROTECTION LAW. By signing the CONTRACT, each PARTY certifies that it understands this condition and will comply with it. Each PARTY is a DATA CONTROLLER in respect of the PERSONAL DATA.

(d)            PERSONAL DATA processed by COMPANY is governed by the terms of the Privacy Notice - Business Customer, Supplier, Partner or Investors, available at https://www.shell.com/privacy/b2b-notice.html and from the relevant Shell website in each location.

10.6         Health, Safety, Security, and Environment ("HSSE")

(a)            In performing SCOPE at COMPANY GROUP WORKSITES (if at all), or other location if expressly specified in the HSSE STANDARDS, CONTRACTOR will, and will ensure that CONTRACTOR GROUP will, at all times:

(i)      pursue Shell’s HSSE principle of Goal Zero;

(ii)     comply with IOGP 459 Life Saving Rules, available at https://www.iogp.org/life-savingrules/; and

(iii)    comply with other applicable HSSE STANDARDS.

(b)            CONTRACTOR will cause CONTRACTOR PERSONNEL to take precautions necessary to comply with HSSE STANDARDS.

(c)             CONTRACTOR is responsible for the adequacy, stability, and safety of all its operations and methods necessary for the performance of SCOPE at all WORKSITES, or other location if expressly specified in the HSSE STANDARDS. CONTRACTOR is solely responsible for determining the nature and scope of HSSE risks associated with the performance of SCOPE and for managing those risks.

(d)            Where performance of SCOPE requires HSSE accreditations, CONTRACTOR will satisfy all requirements for the accreditation prior to commencement of performance and will keep its accreditations in good standing.

10.7         Compliance with Shell's Supplier Principles

(a)            The CONTRACTOR undertakes to comply with the human rights and environmental obligations contained in Shell's Supplier Principles. The Supplier Principles are available under Supplier Principles of Shell, https://www.shell.com/business-customers/shell-for-suppliers/supplier-principles.html. The CONTRACTOR undertakes to avoid or minimize the risks mentioned therein and to put an end to violations of human rights and environmental obligations.

The CONTRACTOR undertakes to promote and, as far as possible, to control and enforce the transfer of these principles in its supply chain to its direct contractual partners and their SUBCONTRACTORS. The CONTRACTOR hereby agrees to changes to the supplier principles - if reasonable - which become necessary due to a risk analysis of the COMPANY.

Page | 29

(b)            If the COMPANY becomes aware of the breach or imminent breach of a human rights or environmental obligation, the COMPANY may, at its option, suspend the Agreement for a specified period of time until the infringement is remedied, assert a right of retention or terminate the CONTRACT in accordance with clause 5.1 (section IIIB).

10.8         REACH Regulations

(a)            COMPANY shall comply with REACH and CONTRACTOR agrees to work with COMPANY to provide CONTRACTOR-held information and data as may necessary for COMPANY to comply with REACH.

11            CONFIDENTIALITY

11.1          Obligations in Connection with CONFIDENTIAL INFORMATION

(a)             Neither party will disclose CONFIDENTIAL INFORMATION to any third party (other than its legal advisors, financial and accounting advisors, and such third parties are as necessary for CCONTRACTOR'S performance of SCOPE) without the prior written consent of the non-disclosing party, and will not use CONFIDENTIAL INFORMATION except in the performance of SCOPE.

11.2          Exceptions

(a)             Information that the disclosing party can prove: (i) at the time of disclosure, is either in the public domain or in the possession of the disclosing party without binder of secrecy; or (ii) was developed independently of CONFIDENTIAL INFORMATION, is not CONFIDENTIAL INFORMATION. Each party's obligations regarding CONFIDENTIAL INFORMATION will cease if such party can prove that the information subsequently becomes part of the public domain through no fault of such party or is subsequently disclosed to such party without an obligation of confidentiality by a third party who has the legal right to do so.

11.3         Mandatory Disclosures

(a)             If a party is required by any court, judicial, governmental, or regulatory body, or otherwise under APPLICABLE LAWS, to disclose any CONFIDENTIAL INFORMATION, such party, to the extent lawful to do so, shall: (i) promptly notify the other party of such disclosure requirement to allow the other party to oppose the requirement or to seek a protective order and/or take any other action to protect such information; (ii) reasonably cooperate, if requested by the other party, in taking any of these actions at the other party’s reasonable cost and expense; (iii) disclose only that portion of such information as the parrty is legally required to disclose; and (iv) use reasonable endeavours to ensure that confidential treatment is given to such information.

11.4         Return

(a)            After expiration or termination of the CONTRACT, or on either party's request if earlier, the other party will promptly return or destroy any CONFIDENTIAL INFORMATION, delete it from electronic storage, and delete or destroy all extracts or analyses that reflect any CONFIDENTIAL INFORMATION, provided that a party may retain CONFIDENTIAL INFORMATION in accordance with its legal and regulatory compliance, record retention, and security and/or disaster recovery procedures.

Page | 30

11.5         External Communications

(a)             Neither party will broadcast or publish any external communications related to the CONTRACT except as specified in Section IV or otherwise mutually agreed by the parties in writing.

12            Reserved.

13            FINANCIAL AND PERFORMANCE AUDIT

13.1         Right and Purpose

(a)            COMPANY will have the right to audit:

(i)      invoiced charges and proper invoicing;

(ii)     relevant BOOKS AND RECORDS; and

(iii)    the performance of any other of CONTRACTOR’s obligations under the CONTRACT, where capable of being verified by audit.

(b)            Within 45 days of any audit findings, parties will settle any amounts charged incorrectly, and CONTRACTOR will provide or re-perform SCOPE where the requirement to do so is identified by any audit.

13.2          Period to Retain BOOKS AND RECORDS

(a)            CONTRACTOR will keep BOOKS AND RECORDS available for audit for the longer of the following periods: (i) five years following termination of the CONTRACT or any longer period as required by APPLICABLE LAWS; or (ii) two years after the period expires on any obligation of CONTRACTOR to perform or re-perform any SCOPE.

(b)            If a longer period is specified in the CONTRACT for retention of relevant BOOKS AND RECORDS for compliance with ANTI-CORRUPTION LAWS, CONTRACTOR will comply with that requirement.

14            RELATIONSHIP OF PARTIES

14.1         Independent CONTRACTOR

(a)            CONTRACTOR is an independent contractor in all aspects of performance under the CONTRACT. CONTRACTOR is responsible for the method and manner of performance to achieve the results required by the CONTRACT.

14.2         No Business Relationship

(a)            Neither the CONTRACT nor its performance creates a partnership, joint venture or fiduciary relationship. No party is appointed as an agent of the other. The CONTRACT does not permit either party to make any commitment on behalf of the other party.

Page | 31

(b)            CONTRACTOR and CONTRACTOR PERSONNEL are not to be considered employees of COMPANY GROUP and are not eligible to participate in any of COMPANY GROUP’s employee benefit plans. COMPANY and COMPANY PERSONNEL are not to be considered employees of CONTRACTOR GROUP and are not eligible to participate in any of CONTRACTOR GROUP'S employee benefit plans.

15            CONTRACTOR PERSONNEL AND SUBCONTRACTING

15.1         Responsibility

(a)            CONTRACTOR is responsible for any SCOPE performed by and all activities, omissions, and defaults of any SUBCONTRACTOR and all CONTRACTOR PERSONNEL as if they were the activities, omissions, or defaults of CONTRACTOR.

15.2          Condition to SUBCONTRACT and Formation and Content of SUBCONTRACTS

(a)            CONTRACTOR may subcontract any part of its obligations to perform SCOPE under the CONTRACT subject to Article 15.1 above, and CONTRACTOR will ensure that SUBCONTRACTS are in all material respects consistent with the terms and conditions of the CONTRACT applicable to the subject matter subcontracted.

16            ASSIGNMENT

16.1          Assignment by Notice and Consent

(a)            An assignment or novation by a party of all or part of the CONTRACT requires the written consent of the other party, except that (i) either party may assign and novate all or part of the CONTRACT to its AFFILIATE without the consent of the other party by giving written notice to such other party promptly after such assignment / novation and (ii) either party may assign and novate or otherwise transfer all of its respective interest in this CONTRACT together with all associated PURCHASE ORDERS in connection with the sale of all or substantially all of the assets of the party associated with this CONTRACT, whether by sale of assets, sale of stock, merger or other form of transaction, without consent of the other party .

17            FORCE MAJEURE

17.1         FORCE MAJEURE EVENTS

(a)            COMPANY and CONTRACTOR are each excused from performance of the affected part of an obligation of the CONTRACT while performance is prevented by a FORCE MAJEURE EVENT unless the FORCE MAJEURE EVENT or its impact was contributed to by the fault of the party or was due to circumstances that could have been avoided or mitigated by the exercise of reasonable diligence.

(b)            A FORCE MAJEURE EVENT is an event, act or circumstance beyond the reasonable control of the affected party and which affects the party's performance of its obligations under this Agreement and, includes, to the extent consistent with the foregoing:

(i)      riots, wars, blockades, or threats or acts of sabotage or terrorism;

Page | 32

(ii)     earthquakes, floods, fires, named hurricanes, typhoons or cyclones, tidal waves or tsunamis, tornadoes, volcanic eruptions;

(iii)    radioactive contamination, epidemics, pandemics, maritime or aviation disasters;

(iv)    strikes or labour disputes at a national or regional level or involving labour not forming part of CONTRACTOR GROUP or COMPANY GROUP;

(v)     government sanctions, embargoes, mandates, or laws that prevent performance including those issued in connection with or as a consequence of any FORCE MAJEURE EVENT;

(vi)    except as expressly provided otherwise in the CONTRACT, inability of a party to timely obtain licences, permits, or AUTHORITIES' consent, required for performance; or

(vii)   non-performance of a party’s SUBCONTRACTOR where the SUBCONTRACTOR has been or is affected by one of the above FORCE MAJEURE EVENTS. However, performance will only be excused under this sub-paragraph if the parties to the CONTRACT agree that substitute performance by another SUBCONTRACTOR is impracticable under the circumstances.

(c)            The parties intend and agree that for any delays, costs, or other impacts related to or as a consequence of a FORCE MAJEURE EVENT, CONTRACTOR will be entitled only to the remedies and relief set out in this Article.

17.2         Cost and Conduct during the FORCE MAJEURE EVENT

(a)            A party whose performance is prevented will:

(i)      notify the other party without delay; and

(ii)     use all reasonable endeavours to mitigate the impacts.

17.3          Termination

(a)            The party that did not experience the FORCE MAJEURE EVENT may terminate the CONTRACT or part of SCOPE if any FORCE MAJEURE EVENT or combination of FORCE MAJEURE EVENTS results in a delay that exceeds 90 consecutive or 180 cumulative days.

18             NOTICES

18.1         Requirements

(a)            All notices or other communications under the CONTRACT must be in English and in writing, and:

(i)     delivered by hand;

(ii)    sent by prepaid courier;

(iii)   sent by registered post; or

Page | 33

(iv)   sent by email with confirmation receipt requested. Notices and communications are effective when actually delivered at the address specified in the CONTRACT.

19            GOVERNING LAW, DISPUTE RESOLUTION AND REMEDIES

19.1         Governing Law

(a)            This CONTRACT, and any dispute or claim arising out of or in connection with this CONTRACT or its subject matter or formation, including any non-contractual disputes or claims, will be exclusively governed by and construed in accordance with the laws of England and Wales, excluding conflict of law rules and choice of law principles that provide otherwise. The United Nations Convention on the International Sale of Goods will not apply to this CONTRACT.

19.2         Dispute Resolution

(a)            Any dispute or claim arising out of or in connection with the CONTRACT or its subject matter or formation, whether in tort, contract, under statute, or otherwise, including any question regarding its existence, validity, interpretation, breach, or termination, and including any non-contractual claim, will be finally and exclusively resolved by arbitration by the London Court of International Arbitration (“LCIA”) under its then current commercial arbitration rules.

(b)            The arbitral tribunal, to be appointed in accordance with the arbitration rules, will consist of one arbitrator. However, if either party asserts the amount in controversy exceeds USD $5 million, then the tribunal will consist of three arbitrators.

(c)            The seat of the arbitration will be London, England.

(d)            The language of the arbitration will be English.

(e)            The International Bar Association Rules on the Taking of Evidence in International Arbitration will apply to the arbitration.

(f)             Each party waives, to the fullest extent permitted by law, any right under the laws of any jurisdiction:

(i)      to apply to any court or other judicial authority to determine any preliminary point of law; and

(ii)     to appeal or otherwise challenge the award, other than on the same grounds on which recognition and enforcement of an award may be refused under Article V of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 (“The New York Convention”).

(g)            Nothing in this Article will be construed as preventing any party from seeking conservatory or similar interim relief from any court with competent jurisdiction. Any award rendered by the arbitral tribunal will be made in writing and will be final and binding on the parties. The parties will carry out the award without delay. Judgment upon any award or order may be entered in any court having jurisdiction. All aspects of the arbitration will be considered confidential.

Page | 34

20            ADDITIONAL LEGAL PROVISIONS

20.1         Retention of Rights

(a)            The parties retain their rights and remedies under APPLICABLE LAWS, subject to any provisions in the CONTRACT that provide otherwise.

20.2         Non-Waiver

(a)            A provision of the CONTRACT is not waived unless made in writing by an authorised representative of the waiving party.

20.3          Reserved.

20.4         Amendments

(a)            Amendments to the CONTRACT must be made in writing and signed by the parties’ authorised representatives in order to be binding.

20.5         Third Party Rights

(a)            CONTRACTOR GROUP or COMPANY GROUP not a party to the CONTRACT, but conferred rights in it are entitled to enforce those rights but are not required to consent to amend or terminate those rights.

20.6          Entire Agreement, Counterparts, and Digital Signature

(a)            The CONTRACT sets forth the entire agreement between the parties concerning its subject matter and supersedes any other agreements or statements pertaining to the same subject matter, except those agreements or statements expressly referenced in the CONTRACT. Any confidentiality agreement pertaining to the subject matter will remain in effect according to its terms, unless the CONTRACT provides that it is terminated or replaced.

(b)            The CONTRACT may be signed in any number of counterparts, all of which constitute a single instrument.

(c)             If requested by COMPANY, CONTRACTOR agrees to use COMPANY’s designated on-line tool to sign with a digital signature, except where prohibited by APPLICABLE LAWS. If signed digitally, COMPANY and CONTRACTOR agree to waive any right to dispute the genuineness of the signature, or the admissibility of the CONTRACT, where such challenge is based on the absence of a physical signature.

Page | 35

SECTION IV - SCOPE DESCRIPTION

1.            SCOPE.

CONTRACTOR will supply following GOODS (products) to COMPANY:

(a)            Performance racing blend stock ("2GFuel") to be used in fuel for [***] run by the [***]and made using [***] and wastes ([***] ) not fit for use in the [***] chain as feedstock, unless otherwise mutually agreed; and

(b)            Other products if and as may be mutually agreed from time to time.

2.            Delivery.

The term "delivery" as used throughout the CONTRACT means EX WORKS (INCOTERMS 2023) location in Texas, USA designated by CONTRACTOR at a member of the CONTRACTOR GROUP.

3.            2GFuel.

A.            PURCHASE ORDERS. COMPANY must issue, and CONTRACTOR must accept, five PURCHASE ORDERS for the purchase of each of the five BATCHES of 2GFuel and their corresponding Batch Volume and Latest Delivery Date indicated in Table 3.A. below or earlier Delivery Date agreed by both Parties, for the applicable Unit Price per Section V, and otherwise in accordance with the terms of this CONTRACT. COMPANY may place other PURCHASE ORDERS under this CONTRACT for 2GFuel. CONTRACTOR will not unreasonably withhold its acceptance of any such PURCHASE ORDER that is for additional volumes of 2GFuel.

Table 3.A. - Batch Volumes for Purchase Orders of 2GFuel and Their Latest Delivery Dates
Batch	Batch Volume (liters)	Latest Delivery Date
Initial Batch	[***]	[***]
Batch 1A	[***]	[***]
Batch 1B	[***]	[***]
Batch 2	[***]	[***]
Batch 3	[***]	[***]

Page | 36

B.             SPECIFICATIONS. The SPECIFICATIONS for 2GFuel are set forth in Table 3.B. below as each such value is measured using its corresponding Method of Measurement:

Table 3.B.: 2GFuel SPECIFICATIONS
No.	Property	Target Value	Method of Measurement
[***]
1	[***]	[***]	[***]
2	[***]	[***]	[***]
[***]
3	[***]	[***]	[***]
4	[***]	[***]	[***]
5	[***]	[***]	[***]
6	[***]	[***]	[***]
7	[***]	[***]	[***]
8	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
9	[***]	[***]	[***]
10	[***]	[***]	[***]
11	[***]	[***]	[***]
12	[***]	[***]	[***]
[***]
13	[***]	[***]	[***]
14	[***]	[***]	[***]
[***]
15	[***]	[***]	[***]
[***]
16	[***]	[***]
[***]

Page | 37

(i)      Acceptance/Rejection of 2GFuels in Batches 2 or 3. The Specifications above all are required to be met for 2GFuel delivered as part of Batches 2 and 3. COMPANY may accept or reject 2GFuel delivered as part of Batches 2 or 3 to the extent any of its does not meet all of the Specifications when delivered. The acceptance or rejection in such a case will apply only based on COMPANY's written acceptance or rejection.

(ii)     Acceptance/Rejection of 2GFuels in Initial Batch, Batch 1A or Batch 1B. With respect to 2GFuels delivered as part of the Initial Batch, Batch 1A or Batch 1B, some of the above Target Values have an acceptable range of deviation, which range is identified in Table 3.A. of Section V as an "Acceptable Deviation". COMPANY must accept any of the 2GFuel that is delivered as part of the Initial Batch, Batch 1A and Batch 1B and that at delivery meets the Target Values or is within the range of Acceptable Deviation for any one or more Target Values, when applicable, and meets each of the other Target Values for which no Acceptable Deviation exists. COMPANY may, accept or reject any of the 2GFuel that is delivered as part of the Initial Batch, Batch 1A and Batch 1B and that at delivery does not meet the Target Value and is outside of the range of Acceptable Deviation for the Target Value, when applicable, or does not meet each of the other Target Values for which no Acceptable Deviation exists. For the avoidance of doubt, Initial Batch, Batch 1A, Batch 1B, Batch 2 and Batch 3 are each treated separately for purposes of the consistency Target Values in Nos. 13 and 14 of Table 3.B. above (i.e., Batch-to-Batch consistency may fall outside consistency targets, but the consistency needs to be met within each particular Batch).

Page | 38

(iii)    Analytical Result Discrepancies. If COMPANY is not able to replicate the same analytical results of CONTRACTOR for any particular delivery of 2GFuel when it is tested by COMPANY using the same analytical method, then COMPANY and CONTRACTOR will use reasonable efforts to attempt to determine the cause for the inconsistency and to mitigate the inconsistency for future deliveries, including by potentially mutually agreeing to a change the applicable analytical methods used by either party for analyses of future deliveries. If CONTRACTOR'S use of any of the test methods specified in Table 3.B. of Section IV above causes substantial difficulty with respect to COMPANY's use of 2GFuel using CONTRACTOR'S results using any of the specified test methods, then COMPANY and CONTRACTOR will use reasonable efforts to attempt to determine an alternative test method (and corresponding target value) reasonably acceptable to each party for analysis of future deliveries and will amend Table 3.B. accordingly once new test method has been mutually agreed to be used.

C.	Carbon Intensity Target Value.

(i)      Desired Target Value of [***]. Subject to the following paragraph, SPECIFICATIONS require CONTRACTOR to demonstrate that the 2GFuel has a carbon intensity ("CI") at [***] when such CI is calculated by CONTRACTOR in line with the applicable [***]regulations.

(ii)     Backup Target Value of [***]. CONTRACTOR may attempt to achieve the CI requirement specified in the previous paragraph by utilizing one of more renewable energy credits/certificates and low carbon hydrogen certificates, as consistent with the guidelines of the[***]. If, however, such target CI of [***]) cannot be achieved by utilizing the foregoing credits or certificates, the SPECIFICATIONS require CONTRACTOR to demonstrate that the 2GFuel has a CI of [***] when such CI is calculated by CONTRACTOR in line with the applicable [***]regulations.

(iii)    CI Target for Specifications. The applicable value of either [***]or [***]is the "CI Target" for purposes of the SPECIFICATIONS for the 2GFuel in Table 3.B. above.

D.           COMPANY Right to Terminate for Certain Delays.

(i)      Milestone Events.

(A)           "Milestone 1". Test run conducted on behalf of CONTRACTOR at [***] producing [***] gallons of fuel [***] from [***] on or before [***].

(B)            "Milestone 2". Completion of turnaround and mechanical readiness of facility to be used for production of 2GFuel (facility of [***]) and secure [***]% of [***] necessary to produce Initial Batch, Batch 1A , contracted [***]% of [***] necessary to produce Initial Batch, Batch 1A , and 50% of volumes of Batch 1B volumes on or before [***]

Page | 39

(C)            "Milestone 3". Startup of operations and production of 2GFuel (that does not necessarily meet the Specifications) conducted by on behalf of CONTRACTOR (at [***]) and deliver to COMPANY [***] in the amount of [***] gallons drum ([***] gallons) contracted [***]% of [***] necessary to produce Batch 1B on or before [***].

(D)            "Milestone 4". On or before [***], CONTRACTOR's demonstration of the calculation of CI for the Initial Batch using values reasonably expected to be obtained for the Initial Batch showing such calculation of CI would meet the Specification for the CI Target for the Initial Batch.

(E)            "Milestone 5". COMPANY has issued a PURCHASE ORDER for delivery of a quantity of the 2GFuel that is at least the quantity of the Batch Volume specified in Table 3.A. above for the Initial Batch and CONTRACTOR delivers, on or before [***], at least the quantity of the Batch Volume specified in the Table 3.A. above for the Initial Batch meeting the applicable SPECIFICATIONS.

(F)            "Milestone 6". COMPANY has issued a PURCHASE ORDER for delivery of a quantity of the 2GFuel that is at least the quantity of the Batch Volume specified in Table 3.A. above for Batch 1A and CONTRACTOR delivers, on or before [***], at least the quantity of the Batch Volume specified in the Table 3.A. above for Batch 1A meeting the applicable SPECIFICATIONS.

(G)            "Milestone 7". COMPANY has issued a PURCHASE ORDER for delivery of a quantity of the 2GFuel that is at least the quantity of the Batch Volume specified in Table 3.A. above for Batch 1B and CONTRACTOR delivers, on or before [***], at least the quantity of the Batch Volume specified in the Table 3.A. above for Batch 1B meeting the applicable SPECIFICATIONS.

(H)            "Milestone 8". COMPANY has issued a PURCHASE ORDER for delivery of a quantity of the 2GFuel that is at least the quantity of the Batch Volume specified in Table 3.A. above for Batch 2 and CONTRACTOR delivers, on or before [***], at least the quantity of the Batch Volume specified in the Table 3.A. above for Batch 2 meeting the applicable SPECIFICATIONS.

(I)             "Milestone 9". COMPANY has issued a PURCHASE ORDER for delivery of a quantity of the 2GFuel that is at least the quantity for a Batch Volume specified in Table 3.A. above for Batch 3 and CONTRACTOR delivers, on or before [***], at least the quantity of the Batch Volume specified in the Table 3.A. above for Batch 3 meeting the applicable SPECIFICATIONS.

(ii)     Notice of Termination. If CONTRACTOR does not complete any of the foregoing milestone events before the time specified, then COMPANY may provide notice of its intent to terminate this CONTRACT if the milestone is not completed before a date specified therein that is at least (a) 4 weeks after such notice for Milestones 1 - 5, (b) 4 weeks after such notice for Milestones 6 and 7, and (c) 8 weeks after such notice for Milestones 8 and 9. If CONTRACTOR does not complete the milestone before the date specified in such notice, then COMPANY may terminate this CONTRACT in its entirety immediately by a second notice to CONTRACTOR.

Page | 40

(iii)    Exclusive Remedy. To the maximum extent permitted by APPLICABLE LAW, the foregoing right of termination is the sole and exclusive remedy by COMPANY for CONTRACTOR's delay in completing of any of the milestone events, except any such delay due to the WILLFUL MISCONDUCT of CONTRACTOR.

E.              Interim sampling between milestones 3 and 5 and Notice of production of First 3 batches.

(i)      Steady State Sample. Promptly after the production of 2GFuel by or on behalf of CONTRACTOR reaches steady state, CONTRACTOR will obtain a sample of two 55 gallon drums of the 2GFuel produced and notify COMPANY that the sample is available for delivery. For the avoidance of any doubt, such sample does not need to meet the applicable Specifications for the Initial Batch (or any other Batch). If COMPANY desires to take delivery of such 2GFuel, then it will issue a PURCHASE ORDER for it and CONTRACTOR will accept such order, complete delivery, and invoice COMPANY for the purchase of it at the Unit Price.

(ii)     Initial Batch, Batch 1A and Batch 1B. CONTRACTOR will notify COMPANY when each of the Initial Batch, Batch 1A and Batch 1B is available for delivery. CONTRACTOR will use commercially reasonable efforts to cause the production of each of such Batches as soon as reasonably possible after Milestone 3 has been achieved.

F.              Publicity. CONTRACTOR and COMPANY will discuss marketing opportunities in connection with [***]. These marketing opportunities might include branding in relation to technical and/or supplier support, digital and social media, and/or hospitality and events.

4.            Joint Steering Committee.

A.             Formation and Duties. The Parties will form a joint steering committee ("JSC") for the purposes of a) reviewing progress of CONTRACTOR towards meeting the milestones and deliveries set forth in Article 3. of this Section IV above, b) forecasts of COMPANY of its needs for 2GFuel and other GOODS under this CONTRACT, c) possible improvements in [***], d) publicity coordination, e) [***], f) coordination of any regulatory activities associated with any of the GOODS, and g) determining, implementing and overseeing tactics to improve the coordination and collaboration between the parties. The activities of the JSC constitute the business performance reviews contemplated by Article 2 of Section IIIB of this CONTRACT.

B.             JSC Governance. Unless otherwise mutually agreed by the parties, the JSC will consist of 2 employees from each party, each party can change some or all of its designated members at any time for any reason by notice to the other party, and each party is responsible for the costs and expenses of its designated members participation in JSC activities. Unless otherwise determined by the JSC members by unanimous consent, the JSC will meet weekly starting promptly after the effective date of the CONTRACT until delivery of Batch 1B or May 31, 2025, whichever occurs first, and thereafter as may be mutually agreed by the JSC members, and JSC meetings may be conducted remotely, by phone or videoconference, or in person.

Page | 41

SECTION V - SCHEDULE OF PRICES

1.             PRICE LIST

1.1            Initial Unit Price. The "Unit Price" for 2GFuel for purposes of Section IV of this CONTRACT) is initially $[***] USD / liter.

1.2            Possible Unit Price Reduction. If, as a result of CONTRACTOR's modification of the process to manufacture the 2GFuel, the 2GFuel to Total Product Ratio is increased to (a) between [***] and less than or equal to [***], then the Unit Price will be reduced to $[***] USD / liter, (b) between greater than [***] and less than or equal to [***], then the Unit Price will be reduced to $[***] USD / liter, (c) between greater than [***] and less than or equal to [***], then the Unit Price will be reduced to $[***] USD / liter, (d) above [***] and less than or to [***], then the Unit Price will be reduced to $[***] USD , and (e) above [***], then the Unit Price will be reduced to $[***] USD / liter;

wherein the term "2GFuel to Total Product Ratio" means A/(A+B), wherein "A" is the total volume of the 2GFuel measured by weight (inclusive of its impurities within Specifications) in such Batch and "B" is the total volume of the [***] made with such 2GFuel (also measured by weight inclusive of its impurities).

Such reduction in Unit Price will be applicable to each liter of 2GFuel that meets such criteria in a delivery before the time of invoice for the delivery.

1.3            Containers. The prices for GOODS do not include containers used to deliver the GOODS. The price for such containers will be added to the invoice for the GOODS.

2.              POTENTIAL 2GFUEL PRICE ADJUSTMENTS.

A.              For Specification Deviations in Initial Batch, Batch 1A and Batch 1B

In the event that CONTRACTOR delivers any 2GFuel as part of the Initial Batch, Batch 1A or Batch 1B and such 2GFuel does not meet any of the Target Values for a Specification listed below at delivery, then the COMPANY will be entitled to reduce the price to be paid for such 2GFuel in accordance with Table 2.A. below:

Page | 42

Table: 2.A. - Price Adjustment for Specification Deviations for 2GFuel Delivered as Part of the Initial Batch, Batch 1A or Batch 1B
Specification No. from Table 3.B. of Section IV	Specification	Acceptable Deviation (from Target Value)	Price Change	Not Acceptable Deviation (without consent of COMPANY)
1	[***]	[***]	[***]	[***]
		[***]	[***]
2	[***]	[***]	[***]	[***]
5	[***]	[***]	[***]	[***]
7	[***]	[***]	[***]	[***]
9	[***]	[***]	[***]	[***]
15	[***]	[***]	[***]	[***]
15		[***]	[***]

(i)       Calculation of Price Reduction When Applicable for Acceptable Deviations. The amount of the reduction will be calculated by multiplying the applicable Unit Price from Article 1 of this Section V above times the quantity of such 2GFuel that did not meet the subject Target Value times the applicable Price Change for the Acceptable Deviation from Table 2.A of this Section V above. If the 2GFuel does not meet more than one of the Target Values, then such amount may be calculated for each of the Target Values, but such calculations are NOT cumulative or stackable, and only the single highest price reduction will apply.

(ii)     Price Reduction upon Optional Acceptance of Any Unacceptable Deviations. If CONTRACTOR delivers any quantity of 2GFuel as part any Batch that COMPANY is not required to accept (per Article 3.B. of Section IV), then COMPANY may accept or reject such quantity of 2GFuel. If COMPANY accepts such quantity, then the provisions of the foregoing Article 3.A of this Section V will apply. If COMPANY rejects such quantity, then CONTRACTOR will cancel any invoices previously issued to COMPANY for such quantity, COMPANY will destroy such quantity unless otherwise mutually agreed, and, if requested by COMPANY in writing, CONTRACTOR will replace such rejected quantity as soon as reasonably possible.

B.	Price Reduction and Possible Termination of Purchase Order For Delay in Delivery of 2GFuel

(A)         If (i) COMPANY has issued, at least two months before a Latest Delivery Date, a Purchase Order for delivery of quantity of 2GFuel equal to a Batch Volume specified in Table 3.A. of Section IV on the corresponding Latest Delivery Date and (ii) CONTRACTOR does not deliver at least that quantity on or before [***] after the corresponding Latest Delivery Date in such Table 3.A., then CONTRACTOR will charge to COMPANY, and COMPANY will be entitled to pay to CONTRACTOR a reduced amount for the 2GFuel calculated by multiplying (a) the applicable Unit Price from Article 1 of this Section V above, times (b) the quantity of such 2GFuel below the Batch Volume specified in Table 3.A. of Section IV that are delayed by more than [***]after such date, times (c) $[***] / liter for each [***]of additional delay (after such initial [***]) in completing delivery, subject to a maximum reduction under this Article 3 of this Section V of $[***] / liter and provided, however, that in no event will the price per liter for 2GFuel be reduced through this mechanism alone or in combination with any reductions pursuant to the other provisions of Article 1 or 2 of this Section V to less than $[***] / liter of 2GFuel delivered.

Page | 43

(B)         If the delivery day extends to [***]after the corresponding Latest Delivery Date in Table 3.A. of Section IV for the Initial Batch, Batch 1A and Batch 1B or to [***]after the corresponding Latest Delivery Date in Table 3.A. of Section IV for every other Batch, then COMPANY may cancel the PURCHASE ORDER (without terminating the CONTRACT) at any time before delivery (in addition to the right to terminate the CONTRACT if and as applicable pursuant to Article 3.C. of Section IV).

(C)         To the maximum extent permitted by APPLICABLE LAW, the foregoing reduction in price or termination is the sole and exclusive remedy by COMPANY for CONTRACTOR's delay in delivery of the 2GFuel before the Latest Delivery Date except any such delay due to the WILLFUL MISCONDUCT of CONTRACTOR.

3.              ADDITIONAL 2GFUEL CUSTOMERS FOR CONTRACTOR

COMPANY and CONTRACTOR have a mutual interest in expanding customers for CONTRACTOR’s 2GFuel for use in automobile racing. The following clause is intended to ensure that COMPANY receives the best possible price for the 2GFuel and is not disadvantaged by CONTRACTOR's sales to Qualified Fuel Suppliers at lower price to the extent permitted by APPLICABLE LAW.

4.              MOST FAVOURED CUSTOMER

4.1            Price Adjustment

In the event that the CONTRACTOR sells 2GFuel to a Qualified Fuel Supplier and charges a price per liter lower than the Unit Price for 2GFuel then in effect for COMPANY, then CONTRACTOR shall, from and after the date of such sell to the Qualified Fuel Supplier, to the extent permitted in accordance with APPLICABLE LAWS, adjust the Unit Price payable by COMPANY so that the new price will be no greater than the price charged to the Qualified Fuel Supplier.

4.2            Notification

The CONTRACTOR shall promptly notify COMPANY in writing of any reduction in the Unit Price due to a sale to a Qualified Fuel Supplier.

4.3            Audit Rights

COMPANY shall, at its cost and expense, and no more frequently than one time per annum, have the right to engage an independent third party to audit the CONTRACTOR's records related to its sales of 2GFuel to verify compliance with this clause.

This clause is intended to ensure that COMPANY receives the best possible price for the 2GFuel and is not disadvantaged by sales to Qualified Fuel Suppliers at lower prices.

Page | 44

4.4            First allocation

COMPANY will allocate available 2GFuel towards meeting its delivery requirements of Table 3.A. of Section IV of this CONTRACT before allocating any available 2GFuel for sale to other Persons.

5.              CUSTOM PROCESSING PAYMENT

Before the effective date of this CONTRACT, CONTRACTOR invoiced COMPANY for a non-refundable amount equal to $[***] USD as compensation for CONTRACTOR’s extension of the Custom Processing Agreement between CONTRACTOR and [***]. To the extent not already paid by COMPANY before the effective date of this CONTRACT, COMPANY will do so in accordance with the terms of the invoice. If COMPANY pays such amount, then CONTRACTOR will credit such amount against the invoices issued by CONTRACTOR for the sale of 2G Fuel pursuant to this Agreement and as per the timeline of the Payment Schedule in point 6 of Section V below.

6.              PAYMENT SCHEDULE

6.1 Prepayment and Payment to CONTRACTOR

COMPANY will pay to CONTRACT the following amounts (each, a "Milestone Prepayment Amount") within 30 days after properly submitted pre-payment invoice and notice from CONTRACTOR that the Milestone (each as defined in Article 3.D. of Section IV of this CONTRACT) was achieved:

Table 6.1
Milestone	Milestone Prepayment Amount
Paid before Effective Date	$[***] USD
Milestone 1	$[***] USD
Milestone 2	$[***] USD
Milestone 3	$[***] USD
Milestone 4	$[***] USD
Total	$2,907,680 USD

6.2 Application of Prepayments.

The total of all Milestone Prepayment Amounts received by COMPANY will be applied as a credit against the first 4-5 invoices issued by CONTRACTOR for the sale of 2GFuel. The amount of the credit applied to each invoice will be the lesser of (a) 70% of the amount due under the invoice and (b) the balance of the remainder of the total of all Milestone Prepayment Amounts received by COMPANY not previously applied as a credit, and the balance of each such invoice must be paid by COMPANY to CONTRACTOR.

The following Table 6.2 exemplifies a non-binding, possible schedule of prepayments and their application as a credit towards purchases of 2GFuel after making many assumptions regarding the timing of events, quantities ordered and delivered, timing of invoices and payments, and Unit Price and adjustments thereto.

Page | 45

Table 6.2 - Example Possible Schedule of Payments (as may be adjusted if any of the assumptions used to create it, including Unit Price, changes)
Date	Amount of Payment from COMPANY to CONTRACTOR $USD	Delivery of 2GFuel Volume (Liters)	Value of 2G Fuel Delivered in $USD at $[***] / Liter
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
Subtotal	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
	$12,400,000	[***]	$12,400,000

Page | 46

SECTION VI - INSURANCE REQUIREMENTS

1              TYPES AND AMOUNTS OF INSURANCE TO BE PROVIDED BY CONTRACTOR

1.1            Employer's Liability and Worker's Compensation Insurance

(a)            CONTRACTOR will arrange employer’s liability coverage for personal injury to or death of employees of CONTRACTOR, who are engaged in the performance of SCOPE, to the minimum limit required by any applicable legislation, including extended cover (where required) for working offshore, but in any case, in an amount not less than USD $1,000,000 per occurrence.

(b)            CONTRACTOR will arrange worker’s compensation only where required in the jurisdiction in which SCOPE is to be supplied or where required in the locale where CONTRACTOR PERSONNEL are employed.

1.2            General Third Party Liability Insurance

(a)            CONTRACTOR will arrange third party liability insurance, including coverage for sudden and accidental pollution and contractual liability, for any incident or series of incidents covering the operations of CONTRACTOR in the performance of the CONTRACT, in an amount not less than USD $5,000,000 per occurrence.

1.3            Third Party and Passenger Liability Insurance

(a)            CONTRACTOR will arrange third party and passenger liability insurance as may be required by applicable law or similar regulation in the countries of use for motor vehicles used by CONTRACTOR in connection with the execution of SCOPE, in an amount not less than USD $1,000,000 per occurrence.

1.4            Reserved.

1.5            Reserved.

1.6            Additional Insurance Requirements

(a)            CONTRACTOR will arrange such further insurance as may be required under APPLICABLE LAWS.

Page | 47

SECTION VII - HSSE REQUIREMENTS

PART A

1               PURPOSE

1.1            Purpose of HSSE requirements schedule

(a)             This Section is intended to provide both mandatory HSSE requirements which CONTRACTOR GROUP must comply with in execution of SCOPE and the minimum required elements for the management of HSSE risks.

(b)            In setting out requirements, COMPANY GROUP assumes no liability for CONTRACTOR’s HSSE responsibilities.

2               ADDITIONAL DEFINED TERMS

Where used in this Section, the following capitalised words and expressions will have the following meanings. Other capitalized words in this Section have the meaning given to them in the DEFINITIONS AND INTERPRETATION Section of the CONTRACT.

ALARP: (As Low As Reasonably Practicable) meaning the point at which the cost (in time, money and effort) of further Risk reduction is grossly disproportionate to the Risk reduction achieved.

CONTRACT HSSE PLAN: a document prepared by CONTRACTOR which describes how HSSE management is implemented for the CONTRACT SCOPE.

HAZARD: an agent with the potential to cause harm to people, damage to assets, or an impact on the environment or community.

HSSE MANAGEMENT SYSTEM (HSSE-MS): A documented system comprising the structure, practices, procedures, processes, resources and responsibilities that a business does to manage and meet its HSSE objectives.

3               HSSE MANAGEMENT

3.1            CONTRACTOR’s Obligation

(a)            CONTRACTOR will ensure it manages the HSSE Risks of the CONTRACT SCOPE to ALARP, including by creating a HSSE-MS if CONTRACTOR so desires.

3.2            General HSSE requirements

(a)            CONTRACTOR will at all times demonstrate its commitment to HSSE and will ensure that all managerial and senior supervisory personnel of CONTRACTOR GROUP:

(i)      be mindful of HSSE risks;

(ii)     demonstrate visible HSSE leadership through communication, worksite visits, participation in HSSE activities, HSSE interventions, and feedback;

Page | 48

(iii)     motivate, coach, and develop personnel in effective HSSE management; and;

(iv)    hold individuals accountable to comply with HSSE STANDARDS and CONTRACTOR’s own manuals, standards, rules and procedures.

(b)            CONTRACTOR will establish and maintain the resources needed, including people, equipment, materials, information, and time, to implement its HSSE responsibilities and comply with APPLICABLE LAWS.

(i)      For activities determined to have high HSSE risks, CONTRACTOR will identify personnel responsible for implementing and managing HSSE controls and recovery measures and the accompanying competency and assurance requirements prior to the start of performance of SCOPE.

(c)            CONTRACTOR will continuously manage the HSSE risks associated with the SCOPE and any changes to SCOPE. The risk management activities will demonstrate that HAZARDS (and associated risks) are identified and where the HAZARD cannot be eliminated the risks are managed to ALARP.

(d)            CONTRACTOR will provide and maintain safe and healthy working conditions for all CONTRACTOR PERSONNEL. CONTRACTOR will provide processes to select, maintain, test, inspect, calibrate, certify and verify performance of tools and equipment used for SCOPE, and ensure tools and equipment are operated within defined design and operating limits at all times. Processes to manage tools and equipment are performed at frequencies appropriate to the level of risk, and deviations from specified criteria are managed.

(e)            CONTRACTOR will ensure it has a Drug and Alcohol policy that assures all CONTRACTOR PERSONNEL engaged in supply of SCOPE are medically and physically fit to perform work within SCOPE.

(f)            CONTRACTOR will report HSSE performance and monitoring requirements, including leading and lagging key performance indicators ("KPIs"), in a process if requested by COMPANY and mutually agreed between COMPANY and CONTRACTOR.

(g)            CONTRACTOR will take corrective action to improve HSSE performance that does not meet the KPIs agreed between CONTRACTOR and COMPANY.

(h)            CONTRACTOR will periodically perform self-audits, reviews and inspections to determine the effectiveness of the HSSE risk mitigations and controls. CONTRACTOR will also perform audits, reviews, and inspections on its SUBCONTRACTORS if circumstances indicate a potential violation of the HSSE standards by them. CONTRACTOR will implement areas of improvement arising from CONTRACTOR audits, reviews and inspections. COMPANY has the right to review CONTRACTOR audits, reviews and inspections.

(i)            COMPANY will have the right to review CONTRACTOR’s compliance with the HSSE STANDARDS on a scheduled basis. These reviews may take place prior to commencement of the SCOPE, during its execution (e.g., at the conclusion of certain major milestones), and at completion of the SCOPE. The reviews may include capability assessments, WORKSITE visits, document reviews, and CONTRACTOR PERSONNEL interviews. CONTRACTOR will ensure it addresses any non-compliances with HSSE STANDARDS which are identified to ensure compliance with HSSE STANDARDS is achieved and maintained.

Page | 49

4               SUBCONTRACTOR MANAGEMENT REQUIREMENTS

4.1            Requirements for Subcontractor Management

(a)            CONTRACTOR will obligate its SUBCONTRACTORS to perform any portion of the SCOPE in compliance with all HSSE STANDARDS.

5               CONTRACT HSSE PLAN

5.1            Requirements for CONTRACT HSSE PLAN

(a)             CONTRACTOR may create a CONTRACT HSSE PLAN if as and determined by CONTRACTOR to be reasonably required for the SCOPE and submit the CONTRACT HSSE PLAN, applicable to the SCOPE, to COMPANY for approval, if so desired by CONTRACTOR. The CONTRACT HSSE PLAN will summarise the SCOPE and could include any of the following:

(i)      an overview of CONTRACTOR’s HSSE-MS.

(ii)     full incorporation of IOGP 459 Life Saving Rules, available at https://www.iogp.org/life-savingrules/;

(iii)    a description of the HSSE organisation and resources to support execution of the SCOPE to include competency and training requirements for CONTRACTOR PERSONNEL performing and managing high risk activities;

(iv)    HSSE risk assessment(s) and control and recovery measures for execution of SCOPE activities (including SUBCONTRACTOR SCOPE);

(v)    a monitoring and reporting plan, regularly reviewed with the COMPANY, that enables the COMPANY to verify the implementation of the CONTRACT and CONTRACT HSSE PLAN and ensure they are effective at managing the risks;

(vi)    a process to identify and mitigate performance gaps against the CONTRACT HSSE PLAN with COMPANY agreement on gap closure plans; and

(vii)   a process to identify and regularly review with the COMPANY any agreed leading and lagging HSSE key performance indicators (KPIs) and any other management data required to be collected in performance of the SCOPE.

5.2            CONTRACTOR responsibilities for CONTRACT HSSE PLAN

(a)            CONTRACTOR will revise the CONTRACT HSSE PLAN as and when it deems required. If at any time the CONTRACT HSSE PLAN is considered by either CONTRACTOR to be inadequate in practice, CONTRACTOR will revise the CONTRACT HSSE PLAN accordingly.

Page | 50

(b)            CONTRACTOR is solely responsible for implementing the CONTRACT HSSE PLAN, communicating its relevant parts, including subsequent revisions, to CONTRACTOR PERSONNEL and requiring CONTRACTOR PERSONNEL to comply with the CONTRACT HSSE PLAN.

(c)            CONTRACTOR will include SUBCONTRACTOR activities in the CONTRACT HSSE PLAN.

6               SCOPE SPECIFIC HSSE REQUIREMENTS - PART B

6.1            Requirements for CONTRACTOR

(a)            Personal Protective Equipment

(i)      CONTRACTOR will apply the following hierarchy of control to manage personal protective equipment use:

(A)            eliminate the HAZARD or exposure;

(B)            substitute materials or equipment to reduce the hazard or exposure;

(C)            use engineering control of the HAZARD or exposure;

(D)            use procedural control of the HAZARD or exposure; and

(E)            use personal protective equipment.

(ii)     CONTRACTOR will verify that personal protective equipment remains effective when the HAZARD, exposure, or controls change.

(iii)    CONRTACTOR will establish and maintain a procedure to manage the use of personal protective equipment. In particular, CONTRACTOR will:

(A)            have arrangements for people to have fitness evaluation prior to the use of respiratory protection in line with the requirements in the Fitness To Work provision, as set out in the CONTRACT, or if not set out in the CONTRACT, as required by COMPANY; and

(B)            specify:

(I)         where and when personal protective equipment must be used;

(II)        the types of personal protective equipment to be used;

(III)        methods for making people aware of when and where personal protective equipment must be used;

(IV)        how people are fitted for personal protective equipment;

(V)         how people are trained to put on and use personal protective equipment and trained in the limitations of its use; and

Page | 51

(VI)            how to issue, inspect, maintain, store, and replace personal protective equipment.

(b)            Alcohol and Drugs

(i)       CONTRACTOR will establish an alcohol and drugs policy that includes:

(A)            standards of behaviour required by COMPANY;

(B)            awareness training;

(C)            rehabilitation;

(D)            testing; and

(E)            disciplinary measures.

(ii)     CONTRACTOR will establish and maintain procedures to implement the alcohol and drugs policy.

(iii)    CONTRACTOR will establish and maintain procedures for alcohol and drugs that include:

(A)            design of alcohol and drugs testing;

(B)            treatment and rehabilitation programme; and

(C)            reintegration of employees into the workplace.

(iv)    CONTRACTOR will implement the alcohol and drugs policy and procedures.

(c)             Fatigue Risk Management

(i)      CONTRACTOR will identify and record any HSSE critical positions where one or more of the situations covered below occur or may occur

(A)            a planned shift length, excluding overtime and handovers, greater than 12 hours within a 24-hour period;

(B)            overtime resulting in working hours exceeding 12 hours more than once per month;

(C)            overtime or call-outs resulting in more than 16 working hours in one calendar day;

(D)            shift work or call-outs at any time between 22:00 and 06:00, including shifts that start during or extend into this period;

(E)            day-to-day changes to shift start times that are a change of more than three hours;

(F)            more than 28 days of consecutive work without at least 24 hours of continuous time-off.

Page | 52

(ii)      CONTRACTOR will establish and maintain a fatigue risk management plan for HSSE critical positions identified under this provision.

(iii)    CONTRACTOR will provide fatigue risk management awareness training for supervisors who are in roles that apply the fatigue risk management plan.

(iv)    CONTRACTOR will include consideration of the potential contribution of the risk of fatigue when investigating significant and HIGH POTENTIAL INCIDENTS, as applicable.

(v)     CONTRACTOR will make individuals in identified HSSE critical positions aware of the risks of fatigue associated with lack of time off for sleep.

(d)            Fitness to Work

(i)      CONTRACTOR will identify all job tasks it believes require evaluation of fitness to work relevant to SCOPE..

(ii)     CONTRACTOR will review the health risk assessment, and documented demonstration of ALARP to identify any other job tasks that require fitness to work evaluation.

(iii)    CONTRACTOR will, with human resources professionals, define and apply a process to manage CONTRACTOR PERSONNEL who have been determined to be unfit for a required task.

(A)            CONTRACTOR will include, and provide employees with access to an appeal process associated with fitness to work.

(B)            CONTRACTOR will, where permitted by APPLICABLE LAWS, include a requirement that CONTRACTOR PERSONNEL advise their supervisor or health professional designated by CONTRACTOR of a change in their physical or psychological capacity for work.

(iv)    CONTRACTOR will verify that CONTRACTOR PERSONNEL identified by this provision as having fitness for work requirements complete fitness to work evaluations.

(A)            CONTRACTOR will designate CONTRACTOR PERSONNEL having fitness for work requirements unfit for the task until the fitness to work evaluations are completed and that person is deemed fit.

(v)     CONTRACTOR will identify any CONTRACTOR PERSONNEL who may not be fit for work and only assign work to CONTRACTOR PERSONNEL who are fit for the work.

(A)            CONTRACTOR will refer CONTRACTOR PERSONNEL to a health professional designated by CONTRACTOR when there is a concern about the individual’s fitness to work, or before any CONTRACTOR PERSONNEL returns to work following an injury or illness that could affect fitness for work.

(vi)    CONTRACTOR will review any work restrictions provided by the health professional and subsequently approve changes in work assignment or return to work of any CONTRACTOR PERSONNEL.

Page | 53

(vii)   CONTRACTOR will establish protocols and set criteria for evaluations for fitness to work.

(viii) CONTRACTOR will maintain a process for CONTRACTOR PERSONNEL to appeal against the results of the fitness to work evaluation.

Page | 54

SECTION VIII - SHIPPERS & PACKERS: POINTS FOR ATTENTION

The following provisions apply to each of the parties with respect to their respective responsibilities for packing (CONTRACTOR) and shipping (COMPANY) of any particular quantity of Goods to be delivered to Company.

• All Hazardous Materials and Dangerous Goods shipments must comply with domestic and international transport requirements, including on the UN recommendations on the Transport of Dangerous Goods Model;

• Shippers (as defined in the IATA Dangerous Goods Regulations) are responsible to ensure that all applicable (air) transport requirements are met. Shippers and packers must be trained. Collaboration with a certified sample transport company is mandatory when involved employees are not trained;

• The shipment includes a printed current copy of the Safety Data Sheet (SDS) which identifies the content of the sample(s). To identify if the sample(s) are classified as Hazardous Materials or Dangerous Goods - review the appropriate SDS for the sample (based on the substance or composition) and the transport information in Section 14 of the SDS. Use this classification as a basis for determining which transport requirements are applicable;

• All samples must be sent in proper containers. Sturdy containers with secure capping are strongly recommended for packing the samples to reduce the risk of rupture and spill;

• Every individual container and the outside packaging (e.g. cardboard box) must be labeled in accordance with the Global Harmonized System and applicable law;

• Ensure package is sufficiently filled with packing material in order to prevent damage during transit

Examples of minimum standards on how samples should be packaged and labelled are contained within Appendix 1 (see next page). Please note: For Hazardous Materials and Dangerous Goods, specific sample container types, shipping packages and absorption material should be selected based on either the regulations or where this is not the case (non-dangerous goods), sample type.

Page | 55

Appendix I to Section VIII

[***]

Further Information

Please contact the Shell sample requestor (consignee) for further information or questions relating to Packaging, Labelling and Shipping of samples to Shell Technology Centers.

Page | 56